                                                                     EXHIBIT 4.4
                                                        Composite Conformed Copy



          ************************************************************



                     AMENDED AND RESTATED CREDIT AGREEMENT

                                  dated as of

                                 July 29, 1997

                                     among

                    THE FIRST AMERICAN FINANCIAL CORPORATION

                            The Lenders Party Hereto

                                      and

                           THE CHASE MANHATTAN BANK,
                            as Administrative Agent


                           _________________________



                             CHASE SECURITIES INC.,
                                  as Arranger



          ************************************************************

                               Table of Contents

                                                                         Page
                                                                         -----
Section 1.  Definitions and Accounting Matters..........................    1
            1.01  Certain Defined Terms.................................    1
            1.02  Accounting Terms and Determinations...................   19
            1.03  Types of Loans........................................   20

Section 2.  Revolving Credit Commitments, Loans, Notes and Prepayments..   20
            2.01  Loans.................................................   20
            2.02  Borrowings............................................   21
            2.03  Changes of Revolving Credit Commitments...............   21
            2.04  Commitment Fee........................................   22
            2.05  Lending Offices.......................................   22
            2.06  Several Obligations; Remedies Independent.............   22
            2.07  Notes.................................................   22
            2.08  Optional Prepayments and Conversions or Continuations
                  of Revolving Credit Loans.............................   23

Section 3.  Payments of Principal and Interest..........................   24
            3.01  Repayment of Loans....................................   24
            3.02  Interest..............................................   24

Section 4.  Payments; Pro Rata Treatment; Computations; Etc.............   25
            4.01  Payments..............................................   25
            4.02  Pro Rata Treatment....................................   26
            4.03  Computations..........................................   26
            4.04  Minimum Amounts.......................................   26
            4.05  Certain Notices.......................................   27
            4.06  Non-Receipt of Funds by the Administrative Agent......   27
            4.07  Sharing of Payments, Etc..............................   28

Section 5.  Yield Protection, Etc.......................................   29
            5.01  Additional Costs......................................   29
            5.02  Limitation on Types of Revolving Credit Loans.........   32
            5.03  Illegality............................................   32
            5.04  Treatment of Affected Loans...........................   33
            5.05  Compensation..........................................   33
            5.06  U.S. Taxes............................................   34
            5.07  Replacement of a Lender...............................   35

Section 6.  Conditions Precedent........................................   35


                                      (i)

                                                                    Page
                                                                    ----
Section 7.  Representations and Warranties.........................   37
            7.01  Corporate Existence..............................   37
            7.02  Financial Condition..............................   37
            7.03  Litigation.......................................   38
            7.04  No Breach........................................   38
            7.05  Action...........................................   39
            7.06  Approvals........................................   39
            7.07  Use of Credit....................................   39
            7.08  ERISA............................................   39
            7.09  Taxes, Etc.......................................   39
            7.10  Investment Company Act...........................   40
            7.11  Public Utility Holding Company Act...............   40
            7.12  Environmental Matters............................   40
            7.13  Title to Assets..................................   41
            7.14  True and Complete Disclosure.....................   41

Section 8.  Covenants of the Company...............................   41
            8.01  Financial Statements, Etc........................   41
            8.02  Litigation.......................................   45
            8.03  Existence, Etc...................................   45
            8.04  Insurance........................................   46
            8.05  Fundamental Changes..............................   46
            8.06  Limitation on Liens..............................   46
            8.07  Indebtedness.....................................   48
            8.08  Total Stockholders' Equity.......................   49
            8.09  Total Debt to Total Capitalization...............   49
            8.10  Minimum Combined Earnings........................   49
            8.11  Lines of Business................................   50
            8.12  Transactions with Affiliates.....................   50
            8.13  Use of Proceeds, Etc.............................   50
            8.14  Foreclosure; Etc.................................   50
            8.15  Communication with Accountants...................   51
            8.16  Sale/Leaseback Transactions......................   51

Section 9.  Events of Default......................................   51

Section 10. The Administrative Agent...............................   55
            10.01 Appointment, Powers and Immunities...............   55
            10.02 Reliance by Administrative Agent.................   55
            10.03 Defaults.........................................   56
            10.04 Rights as a Lender...............................   56

                                     (ii)

                                                                            Page
                                                                            ----
            10.05  Indemnification.........................................   56
            10.06  Non-Reliance on Administrative Agent and Other Lenders..   57
            10.07  Failure to Act..........................................   57
            10.08  Resignation or Removal of Administrative Agent..........   57
            10.09  Consents under Basic Documents..........................   58

Section 11. Miscellaneous..................................................   58
            11.01  Waiver..................................................   58
            11.02  Notices.................................................   58
            11.03  Expenses, Etc...........................................   58
            11.04  Amendments, Etc.........................................   60
            11.05  Successors and Assigns..................................   60
            11.06  Assignments and Participations..........................   60
            11.07  Survival................................................   62
            11.08  Captions................................................   62
            11.09  Counterparts............................................   62
            11.10  Governing Law; Submission to Jurisdiction...............   62
            11.11  Waiver of Jury Trial....................................   62
            11.12  Treatment of Certain Information; Confidentiality.......   63
            11.13  Amendment Fees..........................................   63
            11.14  Pledge Agreement........................................   64

SCHEDULE I     -    Hazardous Materials
SCHEDULE II    -    Liens
SCHEDULE III   -    Indebtedness

EXHIBIT A      -    Form of Revolving Credit Note
EXHIBIT B      -    Form of Opinion of Counsel to the Company
EXHIBIT C      -    Form of Confidentiality Agreement


                                     (iii)

          AMENDED AND RESTATED CREDIT AGREEMENT dated as of July 29, 1997 among THE FIRST AMERICAN FINANCIAL CORPORATION, the LENDERS party hereto, and THE CHASE MANHATTAN BANK, as Administrative Agent.

          The Company (as defined below), the Lenders (as defined below), and the Administrative Agent are parties to an Amended and Restated Credit Agreement dated as of April 28, 1993 (as heretofore amended by Amendment No. 1 dated as of March 31, 1994, Amendment No. 2 dated as of November 22, 1994, Amendment No. 3 dated as of March 31, 1995, Amendment No. 4 dated as of June 1, 1995, Amendment No. 5 dated as of February 16, 1996, and Amendment No. 6 dated as of April 1, 1997 (which Amended and Restated Credit Agreement amended and restated the First Credit Agreement, as defined below) and, as supplemented and in effect on the date hereof, the "Existing Credit Agreement"), pursuant to which certain term
                  -------------------------
loans and a revolving credit facility were continued and/or made available to the Company. As of the date hereof, the aggregate outstanding principal amount of such term loans is $6,140,000 and the revolving credit commitments are equal to $30,000,000. The parties hereto desire to amend and restate the Existing Credit Agreement to provide, among other things, for the continuation of the "Fixed Rate Loan" (as defined in the Existing Credit Agreement), for the increase of the revolving credit commitments to $75,000,000 and for the extension of the availability of the Revolving Credit Availability Period, as hereinafter set forth. Effective as of the Effective Date (as defined below), the Existing Credit Agreement shall be amended and restated to read in its entirety as follows, provided that this Amended and Restated Credit Agreement shall terminate and be of no further force or effect (except for the provisions of this Amended and Restated Credit Agreement referred to in Sections 11.03 and
11.07 and the definitions ancillary thereto) and the Existing Credit Agreement shall not be so amended and restated unless the Effective Date shall occur before August 5, 1997.

          Accordingly, the parties hereto agree as follows:


          Section 1.  Definitions and Accounting Matters.
                      ----------------------------------

          1.01  Certain Defined Terms.  As used herein, the following terms
                ---------------------
shall have the following meanings (all terms defined in this Section 1.01 or in other provisions of this Agreement in the singular to have the same meanings when used in the plural and vice versa):
                            ---- -----

          "Affiliate" shall mean any Person that directly or indirectly
           ---------
controls, or is under common control with, or is controlled by, the Company and, if such Person is an individual, any member of the immediate family (including parents, spouse, children and siblings) of such individual and any trust whose principal beneficiary is such individual or one or more members of such immediate family and any Person who is controlled by any such member or trust. As used in this definition, "control" (including, with its correlative meanings,
                             -------
"controlled by" and "under common control with") shall mean possession, directly
 -------------       -------------------------
or indirectly, of power to direct
or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise), provided that, in any event, any Person that owns directly or
            --------
indirectly securities having 5% or more of the voting power for the election of directors or other governing body of a corporation or 5% or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person. Without limiting the generality of the foregoing, each of the following Persons shall, at all times, be Affiliates of the Company: Donald P. Kennedy, Parker S. Kennedy, any member of their immediate families (including parents, spouses, children and siblings), any trust whose principal beneficiary is Donald P. Kennedy or Parker S. Kennedy or one of more members of their immediate families and any Person who is controlled by such member or trust. Notwithstanding the foregoing, (a) no individual (other than any Person specified in the preceding sentence) shall be an Affiliate solely by reason of his or her being a director, officer or employee of the Company or any of its Subsidiaries and (b) none of the Subsidiaries of the Company shall be Affiliates.

          This "Agreement" shall mean the Existing Credit Agreement as amended
                ---------
and restated by this Amendment and Restatement and as the same shall be further amended and modified and in effect from time to time.

          "Applicable Bank Regulatory Authority" shall mean, for any Bank
           ------------------------------------
Subsidiary, the Federal Deposit Insurance Corporation and all other relevant bank or thrift regulatory authorities (including, without limitation, relevant state bank or thrift regulatory authorities) having jurisdiction over such Bank Subsidiary.

          "Applicable Insurance Regulatory Authority" shall mean, for any
           -----------------------------------------
Insurance Company, the insurance commission or similar administrative authority or agency of the State in which such Insurance Company is domiciled.

          "Applicable Lending Office" shall mean, for each Lender and for each
           -------------------------
Type of Loan made by such Lender, the "Lending Office" of such Lender (or of an affiliate of such Lender) designated for such Type of Loan on the signature pages hereof or such other office of such Lender (or of an affiliate of such Lender) as such Lender may from time to time specify to the Administrative Agent and the Company as the office by which its Loans of such Type are to be made and maintained.

          "Applicable Margin" shall mean, for any day, with respect to any Base
           -----------------
Rate Loan or Eurodollar Loan, or with respect to the commitment fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption "Base Rate Spread", "Eurodollar Spread" or "Commitment Fee Rate", as the case may be, corresponding to the ratings by Moody's and S&P, respectively, as provided for in the definitions of "Category 1", "Category 2", "Category 3", "Category 4", and "Category 5" in this Section 1.01.

                               Credit Agreement
                               ----------------


===========================================================
Index Debt       Base Rate       Eurodollar     Committment
  Ratings:        Spread           Spread           Fee
----------       ---------       ----------     -----------
Category 1        0.0000%         0.3000%         0.1000%
Category 2        0.0000%         0.3500%         0.1250%
Category 3        0.0000%         0.4000%         0.1500%
Category 4        0.0000%         0.5000%         0.2000%
Category 5        0.0000%         0.7500%         0.2500%
===========================================================

          For purposes of the foregoing, (i) if either Moody's or S&P shall not have in effect a rating for the Index Debt (other than by reason of the circumstances referred to in the last sentence of this definition), then such rating agency shall be deemed to have established a rating equivalent to the rating provided by the rating agency then having a rating in effect; (ii) if the Moody's Rating or the S&P Rating established or deemed to have been established shall fall within different Categories, the Applicable Margin shall be based on the higher of the Moody's Rating or the S&P Rating unless one of the Moody's Rating or the S&P Rating is two or more Categories lower than the other, in which case the Applicable Margin shall be determined by reference to the Category next below that of the higher of the Moody's Rating or the S&P Rating; and (iii) if the Moody's Rating or the S&P Rating established or deemed to have been established shall be changed (other than as a result of a change in the rating system of Moody's or S&P), such change shall be effective as of the date on which it is first announced by the applicable rating agency. Each change in the Applicable Margin shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of Moody's or S&P shall change, or if either such rating agency shall cease to be in the business of rating corporate debt obligations, the Company and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Margin shall be determined by reference to the rating most recently in effect prior to such change or cessation.

          "Arbitrage Loans" shall mean loans made by any financial institution
           ---------------
(a "lender") which is, at the time of the making of such loan, a depository of the Company or any Subsidiary of the Company, to the Company or any such Subsidiary in an amount not exceeding the amount of the deposits of the Company or any such Subsidiary held by such depository, the proceeds of which are invested in U.S. Government securities and/or

                               Credit Agreement
                               ----------------
certificates of deposit rated A-1 or P-1 and having a term not exceeding the maturity date of such loan (but in no event longer than 92 days), provided that
(i) the relevant borrower shall have a right of offset against such investment (in the case of certificates of deposit) and (ii) all such loans must be off the balance sheet of the Company and its Subsidiaries at the last day of any quarterly fiscal period.

          "Bank Subsidiary" shall mean First Security Thrift, First American
           ---------------
Trust and any other Subsidiary of the Company which is a federally- or state-chartered thrift, bank or trust company.

          "Bankruptcy Code" shall mean the Federal Bankruptcy Code of 1978, as
           ---------------
amended from time to time.

          "Base Rate" shall mean, for any day, a rate per annum equal to the
           ---------
higher of (a) the Federal Funds Rate for such day plus 1/2 of 1% and (b) the Prime Rate for such day. Each change in any interest rate provided for herein based upon the Base Rate resulting from a change in the Base Rate shall take effect at the time of such change in the Base Rate.

          "Basic Documents" shall mean, collectively, this Agreement, the Notes
           ---------------
and the Pledge Agreement.

          "Business Day" shall mean (a) any day (other than a Saturday or a
           ------------
Sunday) on which commercial banks are not authorized or required to close in New York City and (b) if such day relates to a payment or prepayment of principal of or interest on, a Conversion of or into, or an Interest Period for, a Eurodollar Loan or a notice by the Company with respect to any such payment, prepayment, Conversion or Interest Period, any day (other than a Saturday or a Sunday) on which dealings in Dollar deposits are carried out in the London interbank market.

          "Capital Lease Obligations" shall mean, for any Person, all
           -------------------------
obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) Property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP (including Statement of Financial Accounting Standards No. 13 of the Financial Accounting Standards Board), and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP (including such Statement No. 13).

          "Capital Securities" shall mean preferred securities issued by a
           ------------------
Subsidiary of the Company organized as a Delaware business trust that are redeemable, at the option of such issuer, ten years or more after the issuance thereof, which securities are guaranteed by the

                               Credit Agreement
                               ----------------

Company and the proceeds of which are invested in junior subordinated securities of the Company.

          "Category 1" shall mean a period when the Moody's Rating is at or
           ----------
above A2 and the S&P Rating is at or above A; "Category 2" shall mean a period
                                               ----------
when the Moody's Rating is at or above Baa1 and the S&P Rating is at or above BBB+; "Category 3" shall mean a period when the Moody's Rating is at or above
       ----------
Baa2 and the S&P Rating is at or above BBB; "Category 4" shall mean a period
                                             ----------
when the Moody's Rating is at or above Baa3 and the S&P Rating is at or above BBB-; "Category 5" shall mean a period when the Moody's Rating is below
                ----------
Baa3 and the S&P Rating is below BBB-.

          "Chase" shall mean The Chase Manhattan Bank.
           -----

          "Code" shall mean the Internal Revenue Code of 1986, as amended from
           ----
time to time.

          "Combined Earnings" shall mean, for any period, the sum of the
           -----------------
following: (a) consolidated earnings (calculated before income taxes, Interest Expense and minority interest expense) of the Company and its Consolidated Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP) for such period plus depreciation and amortization (to the
                                      ----
extent deducted in determining such consolidated earnings) for such period plus
                                                                           ----
(b) Deferred Revenues (or, in the case of a Deferred Revenue deficit, minus an
                                                                      -----
amount equal to such deficit) for such period.

          "Company" shall mean The First American Financial Corporation, a
           -------
California corporation.

          "Consolidated Subsidiary" shall mean, for any Person, each Subsidiary
           -----------------------
of such Person (whether now existing or hereafter created or acquired) the financial statements of which shall be (or should have been) consolidated with the financial statements of such Person in accordance with GAAP.

          "Continue", "Continuation" and "Continued" shall refer to the
           --------    ------------       ---------
continuation pursuant to Section 2.08 hereof of a Eurodollar Loan from one Interest Period to the next Interest Period.

          "Convert", "Conversion" and "Converted" shall refer to a conversion
           -------    ----------       ---------
pursuant to Section 2.08 hereof of one Type of Revolving Credit Loans into the other Type of Revolving Credit Loans, which may be accompanied by the transfer by a Revolving Credit

                               Credit Agreement
                               ----------------

Lender (at its sole discretion) of a Revolving Credit Loan from one Applicable Lending Office to another.

          "Default" shall mean an Event of Default or an event that with notice
           -------
or lapse of time or both would become an Event of Default.

          "Deferred Revenues" shall mean, with respect to the Company and its
           -----------------
Consolidated Subsidiaries, for any fiscal period, the amount of revenue received but not recognized (in accordance with GAAP) during such fiscal period minus the
                                                                       -----
amount of revenue recognized (in accordance with GAAP) but not received during such fiscal period.

          "Dollars" and "$" shall mean lawful money of the United States of
           -------       -
America.

          "Effective Date" shall mean the date on which the conditions specified
           --------------
in Section 6 are satisfied (or waived in accordance with Section 11.04 hereof).

          "Environmental Claim" shall mean, with respect to any Person, (a) any
           -------------------
written notice, claim, demand or other written communication (collectively, a

"claim") by any other Person alleging or asserting such Person's liability for
------
investigatory costs, cleanup costs, governmental response costs, damages to natural resources or other Property, personal injuries, fines or penalties arising out of, based on or resulting from (i) the presence, or Release into the environment, of any Hazardous Material at any location, whether or not owned by such Person, or (ii) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law. The term "Environmental Claim" shall include, without limitation, any claim by any governmental authority for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and any claim by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence of Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

          "Environmental Laws" shall mean any and all present and future
           ------------------
Federal, state, local and foreign laws, rules or regulations, and any orders or decrees, in each case as now or hereafter in effect, relating to the regulation or protection of human health, safety or the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or toxic or hazardous substances or wastes into the indoor or outdoor environment, including, without limitation, ambient air, soil, surface water, ground water, wetlands, land or subsurface strata, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or toxic or hazardous substances or wastes.

                               Credit Agreement
                               ----------------

          "Equity Issuance" shall mean (a) any issuance or sale by the Company
           ---------------
of (i) any capital stock, (ii) any warrants or options exercisable in respect of capital stock (other than any warrants or options issued to directors, officers or employees of the Company or any of its Subsidiaries in their capacity as such and any capital stock of the Company issued upon the exercise of such warrants) or (iii) any other security or instrument representing an equity interest (or the right to obtain any equity interest) in the Company or (b) the receipt by the Company of any contribution to its capital (whether or not evidenced by any equity security).

          "ERISA" shall mean the Employee Retirement Income Security Act of
           -----
1974, as amended from time to time.

          "ERISA Affiliate" shall mean any corporation or trade or business that
           ---------------
is a member of any group of organizations (i) described in Section 414(b) or (c) of the Code of which the Company is a member and (ii) solely for purposes of potential liability under Section 302(c)(11) of ERISA and Section 412(c)(11) of the Code and the lien created under Section 302(f) of ERISA and Section 412(n) of the Code, described in Section 414(m) or (o) of the Code of which the Company is a member.

          "ERISA Event" shall mean (a) any "reportable event", as defined in
           -----------
Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Company or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Company or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Company or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Company or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Company or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

          "Eurodollar Base Rate" shall mean, with respect to any Eurodollar Loan
           --------------------
for any Interest Period therefor, the arithmetic mean (rounded upwards, if necessary, to the nearest 1/16 of 1%) of the respective rates per annum quoted by each Reference Bank at approximately 11:00 a.m. London time (or as soon thereafter as practicable) on the date two Business Days prior to the first day of such Interest Period for the offering by such Reference Bank to leading banks in the London interbank market of Dollar deposits having a term comparable to such

                               Credit Agreement
                               ----------------

Interest Period and in an amount comparable to the principal amount of the Eurodollar Loan to be made by such Reference Bank for such Interest Period. If any Reference Bank is not participating in any Eurodollar Loan during any Interest Period therefor, the Eurodollar Base Rate for such Loan for such Interest Period shall be determined by reference to the amount of the Loan that such Reference Bank would have had outstanding had it been participating in such Loan during such Interest Period.

          "Eurodollar Loans" shall mean Revolving Credit Loans the interest
           ----------------
rates on which are determined on the basis of rates referred to in the definition of "Eurodollar Base Rate" in this Section 1.01.

          "Eurodollar Rate" shall mean, for any Eurodollar Loan for any Interest
           ---------------
Period therefor, a rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by the Administrative Agent to be equal to the Eurodollar Base Rate for such Loan for such Interest Period divided by 1 minus
                                                                         -----
the Reserve Requirement for such Loan for such Interest Period.

          "Event of Default" shall have the meaning assigned to such term in
           ----------------
Section 9 hereof.

          "Existing Lender" shall mean each Lender party to the Existing Credit
           ---------------
Agreement.

          "Existing Credit Agreement" has the meaning given to such term in the
           -------------------------
recitals to this Agreement.

          "FAREISI" shall mean First American Real Estate Information Services,
           -------
Inc., a California corporation and a Wholly Owned Subsidiary of the Company.

          "FATICO" shall mean First American Title Insurance Company, a
           ------
California corporation and a Wholly Owned Subsidiary of the Company.

          "Federal Funds Rate" shall mean, for any day, the rate per annum
           ------------------
(rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (a) if the day for which such rate is to
                          --------
be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day and (b) if such rate is not so published for any Business Day, the

                               Credit Agreement
                               ----------------

Federal Funds Rate for such Business Day shall be the average rate charged to Chase on such Business Day on such transactions as determined by the Administrative Agent.

          "First American Title & Trust Company" shall mean First American Title
           ------------------------------------
& Trust Company, an Oklahoma corporation and a Subsidiary of the Company.

          "First American Trust" shall mean First American Trust Company, a
           --------------------
California corporation and a Wholly Owned Subsidiary of the Company.

          "First Credit Agreement" shall mean the Credit Agreement between the
           ----------------------
Company, the Lenders, and the Administrative Agent dated as of April 21, 1992 (as amended by Amendment No. 1 dated as of June 30, 1992, Amendment No. 2 dated as of September 25, 1992 and Amendment No. 3 dated as of October 29, 1992), pursuant to which term loans were made to the Company by the Lenders in the aggregate principal amount of $65,000,000, which such Credit Agreement was amended and restated by the Existing Credit Agreement.

          "First Security Thrift" shall mean First Security Thrift Company, a
           ---------------------
California corporation and an indirect Subsidiary of FATICO.

          "Fixed Rate" shall mean a rate per annum equal to 9.38%.
           ----------

          "Fixed Rate Lender" shall mean any Lender from time to time holding
           -----------------
the Fixed Rate Loan, including after giving effect to any assignment permitted by Section 11.06 hereof.

          "Fixed Rate Loan" shall mean the Loan made by the Fixed Rate Lender
           ---------------
pursuant to the First Credit Agreement (as more fully described in Section 2.01(b)).

          "Fixed Rate Note" shall mean the promissory note provided for by
           ---------------
Section 2.07(b) hereof or any promissory note delivered in substitution or exchange therefor, in each case as the same shall be modified and supplemented and in effect from time to time.

          "Funded Debt" shall mean, for any Person: (a) all Indebtedness for
           -----------
such Person that should be reflected on a balance sheet of such Person in accordance with GAAP, (b) all Indebtedness of any other Person that should be reflected on a balance sheet of such other Person in accordance with GAAP and that is secured by a Lien on the Property of such Person, is supported by a letter of credit issued for account of, or is Guaranteed by, such Person and (c) all Capital Lease Obligations of such Person; provided that, Funded Debt shall
                                              --------
include (i) the aggregate liquidation preference of all preferred securities that are mandatorily redeemable, exchangeable or convertible into debt at the option of the holder or redeemable at the option of the holder, less than ten years after issue and (ii) the aggregate liquidation preference of all

                               Credit Agreement
                               ----------------

Capital Securities but only that portion of such aggregate liquidation preference that is on such date equal to, or in excess of, 15% of Total Capitalization on such date.

          "GAAP" shall mean generally accepted accounting principles applied on
           ----
a basis consistent with those which, in accordance with the last sentence of
Section 1.02(a) hereof, are to be used in making the calculations for purposes of determining compliance with this Agreement.

          "Governmental Authority" shall mean the government of the United
           ----------------------
States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

          "Guarantee" shall mean a guarantee, an endorsement, a contingent
           ---------
agreement to purchase or to furnish funds for the payment or maintenance of, or otherwise to be or become contingently liable under or with respect to, the Indebtedness, other obligations, net worth, working capital or earnings of any Person, or a guarantee of the payment of dividends or other distributions upon the stock or equity interests of any Person, or an agreement to purchase, sell or lease (as lessee or lessor) Property, products, materials, supplies or services primarily for the purpose of enabling a debtor to make payment of such debtor's obligations or an agreement to assure a creditor against loss, including, without limitation, causing a bank or other financial institution to issue a letter of credit or other similar instrument for the benefit of another Person, but excluding endorsements for collection or deposit in the ordinary course of business. The terms "Guarantee" and "Guaranteed" used as a verb shall
                                ---------       ----------
have a correlative meaning. Notwithstanding the foregoing, the issuance by an Insurance Company of title insurance shall not be deemed to be a "Guarantee".

          "Hazardous Material" shall mean, collectively, (a) any petroleum or
           ------------------
petroleum products, flammable explosives, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, and transformers or other equipment that contain dielectric fluid containing polychlorinated biphenyls (PCB's) in amounts exceeding 50 parts per million, (b) any chemicals or other materials or substances which are now or hereafter become defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous wastes", "restricted hazardous wastes", "toxic substances", "toxic pollutants", "contaminants", "pollutants" or words of similar import under any Environmental Law and (c) any other chemical or other material or substance, exposure to which is now or hereafter prohibited, limited or regulated under any Environmental Law.

                               Credit Agreement
                               ----------------

          "Indebtedness" shall mean, for any Person:  (a) obligations created,
           ------------
issued, assumed or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities (including surplus debentures or notes whether or not characterized as liabilities for the purposes of GAAP or SAP and non-perpetual preferred stock requiring redemption or repurchase and any option exercisable in respect thereof to the extent of such redemption or repurchase) or the sale of Property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such Property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of Property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable within 90 days of the date the respective goods are delivered or the respective services are rendered; (c) Indebtedness of others secured by a Lien on the Property of such Person, whether or not the respective indebtedness so secured has been assumed by such Person; (d) obligations of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for account of such Person; (e) Capital Lease Obligations of such Person; and (f) Indebtedness of others Guaranteed by such Person.

          "Index Debt" shall mean senior, unsecured, long-term indebtedness for
           ----------
borrowed money of the Company that is not guaranteed by any other Person or subject to any other credit enhancement; provided that if such indebtedness is
                                         --------
not rated by Moody's or S&P, "Index Debt" shall mean indebtedness in respect of Capital Securities.

          "Insurance Company" shall mean FATICO, First American Home Buyers
           -----------------
Protection Corporation and any other Subsidiary of the Company which is a licensed insurance company or a licensed underwritten title company.

          "Interest Expense" shall mean, for any period, the sum, for the
           ----------------
Company and its Consolidated Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following: (a) all interest in respect of Indebtedness accrued or capitalized during such period (whether or not actually paid during such period) plus (b) the net amounts
                                                  ----
payable (or minus the net amounts receivable) under Interest Rate Protection
            -----
Agreements accrued during such period (whether or not actually paid or received during such period).

          "Interest Period" shall mean, with respect to any Eurodollar Loan,
           ---------------
each period commencing on the date such Eurodollar Loan is Converted from a Base Rate Loan or the last day of the next preceding Interest Period for such Loan and ending on the numerically corresponding day in the first, second, third or sixth calendar month thereafter, as the Company may select as provided in
Section 4.05 hereof, except that each Interest Period that commences on the last Business Day of a calendar month (or on any day for which there is no

                               Credit Agreement
                               ----------------
numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month. Notwithstanding the foregoing: (i) no Interest Period may end after the Revolving Credit Commitment Termination Date; (ii) each Interest Period that would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (or, if such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day); and (iii) no Interest Period shall have a duration of less than one month and, if the Interest Period for any Eurodollar Loan would otherwise be a shorter period, such Loan shall not be available hereunder for such period.

          "Interest Rate Protection Agreement" shall mean, for any Person, an
           ----------------------------------
interest rate swap, cap or collar agreement or similar arrangement between such Person and one or more financial institutions providing for the transfer or mitigation of interest risks either generally or under specific contingencies. For purposes hereof, the "credit exposure" at any time of any Person under an
                          ---------------
Interest Rate Protection Agreement to which such Person is a party shall be determined at such time in accordance with the standard methods of calculating credit exposure under similar arrangements as prescribed from time to time by the Administrative Agent, taking into account potential interest rate movements and the respective termination provisions and notional principal amount and term of such Interest Rate Protection Agreement.

          "Lenders" shall mean the Revolving Credit Lenders and the Fixed Rate
           -------
Lender.

          "Licenses" shall mean any licenses or certificates of authority from
           --------
any Applicable Insurance Regulatory Authority, or permits or authorizations to transact title insurance business.

          "Lien" shall mean, with respect to any Property, any mortgage, lien,
           ----
pledge, charge, security interest or encumbrance of any kind in respect of such Property. For purposes of this Agreement and the other Basic Documents, a Person shall be deemed to own subject to a Lien any Property that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement (other than an operating lease) relating to such Property.

          "Loans" shall mean the Revolving Credit Loans and the Fixed Rate Loan.
           -----

          "Majority Revolving Credit Lenders" shall mean Revolving Credit
           ---------------------------------
Lenders holding at least 66-2/3% of the aggregate unpaid principal amount of the Revolving Credit Loans and the unused Revolving Credit Commitments.

                               Credit Agreement
                               ----------------

          "Majority Lenders" shall mean (a) Lenders holding at least 66-2/3% of
           ----------------
the aggregate unpaid principal amount of the Fixed Rate Loan, Revolving Credit Loans and the unused Revolving Credit Commitments; provided that, at any time
                                                   --------
that both the Revolving Credit Loans and the Fixed Rate Loan are outstanding, then "Majority Lenders" under this clause (a) shall also require no fewer than three Lenders or (b) for purposes of administering the Pledge Agreement pursuant to Section 10 hereof if the Loans have been paid in full, Lenders holding at least 66-2/3% of the aggregate Secured Obligations.

          "Make-Whole Amount" shall mean, in connection with any acceleration of
           -----------------
the Fixed Rate Loan pursuant to the last paragraph of Section 9 hereof, the amount (but not less than zero) equal to the excess, if any, of

          (a) the sum of the Present Values (as hereinafter defined) of (i) the outstanding principal amount of the Fixed Rate Loan on the date of such acceleration (assuming such principal amount will be paid on the originally scheduled due date therefor) and (ii) the amount of interest that would have been payable on each Quarterly Date on or after the date of such acceleration on the principal amount of the Fixed Rate Loan (assuming such principal amount and interest thereon are paid on the originally scheduled due date therefor), over
                         ----

          (b) the outstanding principal amount of the Fixed Rate Loan on the date of such acceleration.

For the purposes of this definition, "Present Value" shall be determined in
                                      -------------
accordance with generally accepted financial practice on a quarterly basis at a discount rate equal to the sum of the applicable Treasury Yield plus 1/2 of 1%;
                                                                ----
and the "Treasury Yield" for such purposes shall be the yield of actively traded
         --------------
United States Treasury securities having a maturity equal to the then-remaining weighted average life to maturity (determined in accordance with generally accepted financial practice) of the Fixed Rate Loan as determined by reference to the most recent Federal Reserve Statistical Release H.15(519) (or, if such Statistical Release is no longer published, any publicly available source of similar market data) that became publicly available at least one Business Day prior to the date of such acceleration; provided that if such weighted average
                                        --------
life to maturity is not equal to the maturity of any actively traded United States Treasury securities as set forth in said Statistical Release (or said substitute source of market data), such yield shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the yields of actively traded United States Treasury securities set forth in said Statistical Release (or said substitute source of market data) having a maturity closest to such weighted average life to maturity.

          "Margin Stock" shall mean "margin stock" within the meaning of
           ------------
Regulation U and Regulation X.

                               Credit Agreement
                               ----------------

          "Material Adverse Effect" shall mean a material adverse effect on (a)
           -----------------------
the Property, business, operations, financial condition, prospects, liabilities or capitalization of the Company and its Subsidiaries taken as a whole, (b) the ability of the Company to perform its obligations under any of the Basic Documents, (c) the validity or enforceability of any of the Basic Documents, (d) the rights and remedies of the Lenders and the Administrative Agent under any of the Basic Documents or (e) the timely payment of the principal of or interest on the Loans or other amounts payable in connection therewith.

          "Material Subsidiary" shall mean, at any date:  (a) each of the
           -------------------
following:  FATICO, First American Trust, First Security Thrift and FAREISI; and
(b) any other Subsidiary of the Company with (i) assets at such date with a net book value in excess of $5,000,000 and (ii) total assets at such date in excess of $10,000,000.

          "Minority Stockholders Put Documents" shall mean (a) the Stock
           -----------------------------------
Restriction Agreement dated May 3, 1983 among First American Title Guaranty Holding Company, FATICO and the management-shareholders and outside-shareholders named therein, (b) the letter agreement dated March 2, 1988 among Philip B. Branson, Daniel T. Langston, Gene D. Merlo, Lawrence A. Newland, Martin R. Wool, First American Home Buyers Protection Corporation and FATICO, (c) the Financing Agreement dated as of June 28, 1984 among FATICO, First American Home Buyers Protection Corporation and each of the persons listed on Exhibit A thereto as modified by the Amendment to Financing Agreement, dated as of March 29, 1985, and (d) the stock purchase agreements entered into by First American Home Buyers Protection Corporation, FATICO and certain employees of First American Home Buyers Protection Corporation who are parties to stock option agreements entered into pursuant to the First American Home Buyers Protection Corporation 1988 Non-Qualified Stock Option Plan.

          "Minority Stockholders Put Obligations" shall mean the respective
           -------------------------------------
obligations of FATICO, First American Title Guaranty Holding Company and First American Home Buyers Protection Corporation to buy back shares of capital stock (whether for cash, Property, through issuance of a note or otherwise) from minority stockholders of First American Title Guaranty Holding Company and First American Home Buyers Protection Corporation, as the case may be, pursuant to exercise by such minority stockholders of put options, all as provided in the Minority Stockholders Put Documents in effect on the date hereof.

          "Moody's" shall mean Moody's Investors Service, Inc.
           -------

          "Moody's Rating" shall mean the Moody's rating in respect of the Index
           --------------
Debt, provided that if such rating is in respect of Index Debt consisting of
      --------
Capital Securities, "Moody's Rating" shall mean the rating that is one grade higher than the rating of the Index Debt.

                               Credit Agreement
                               ----------------

          "Multiemployer Plan" shall mean a multiemployer plan defined as such
           ------------------
in Section 3(37) of ERISA to which contributions have been made by the Company or any ERISA Affiliate at any time during the six calendar years immediately preceding April 21, 1992 and which is covered by Title IV of ERISA.

          "NAIC" shall mean the National Association of Insurance Commissioners.
           ----

          "New Lender" shall mean each Lender which is party to this Agreement
           ----------
but is not party to the Existing Credit Agreement.

          "Notes" shall mean the Revolving Credit Notes and the and the Fixed
           -----
Rate Note, and any replacement or substitute notes received in exchange therefore.

          "PBGC" shall mean the Pension Benefit Guaranty Corporation or any
           ----
entity succeeding to any or all of its functions under ERISA.


          "Person" shall mean any individual, corporation, company, voluntary
           ------
association, partnership, joint venture, trust, unincorporated organization or government (or any agency, instrumentality or political subdivision thereof).

          "Plan" shall mean an employee benefit or other plan established or
           ----
maintained by the Company or any ERISA Affiliate and that is covered by Title IV of ERISA, other than a Multiemployer Plan.

          "Pledge Agreement" shall mean the Pledge Agreement dated as of April
           ----------------
27, 1992 between the Company and the Administrative Agent, as the same shall be modified and supplemented and in effect from time to time.

          "Post-Default Rate" shall mean, in respect of any principal of any
           -----------------
Loan or any other amount under this Agreement, any Note or the Pledge Agreement that is not paid when due (whether at stated maturity, by acceleration or otherwise), a rate per annum during the period from and including the due date to but excluding the date on which such amount is paid in full equal to 2% plus
                                                                           ----
the Base Rate as in effect from time to time plus the Applicable Margin for Base
                                             ----
Rate Loans; provided that, if the amount so in default is the principal of a
            --------
Eurodollar Loan and the due date thereof is a day other than the last day of the Interest Period therefor, the "Post-Default Rate" for such principal shall be, for the period from and including such due date to but excluding the last day of the Interest Period, 2% plus the interest rate for such Loan as provided in
                        ----
Section 3.02(b) hereof and, thereafter, the rate provided for above in this definition; and provided further that, with respect to the principal of the
                -------- -------
Fixed Rate Loan or any other amount payable in connection with the Fixed Rate Loan under this Agreement or under

                               Credit Agreement
                               ----------------
the Fixed Rate Note, the "Post-Default Rate" shall be a rate equal to 2% plus
                                                                         ----
the Fixed Rate.

          "Prime Rate" shall mean the rate of interest from time to time
           ----------
announced by Chase at the Principal Office as its prime commercial lending rate.

          "Principal Office" shall mean the principal office of Chase, in New
           ----------------
York, New York, as is designated as such by Chase from time to time.

          "Principal Payment Dates" shall mean the Principal Payment Dates as
           -----------------------
provided for by Section 3.01.

          "Property" shall mean any right or interest in or to property of any
           --------
kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

          "Quarterly Dates" shall mean the 21st day of each January, April, July
           ---------------
and October, commencing with July 21, 1992; provided that if any such day is not
                                            --------
a Business Day, then such Quarterly Date shall be the next succeeding Business Day (unless such Business Day falls in a subsequent calendar month, in which event such Quarterly Date shall be the next preceding Business Day).

          "Reference Banks" shall mean Chase and Sanwa Bank California (or their
           ---------------
respective Applicable Lending Offices, as the case may be).

          "Regulation A", "Regulation D", "Regulation U" and "Regulation X"
           ------------    ------------    ------------       ------------
shall mean, respectively, Regulation A, Regulation D, Regulation U and Regulation X of the Board of Governors of the Federal Reserve System (or any successor), as the same may be modified and supplemented and in effect from time to time.

          "Regulatory Change" shall mean, with respect to any Lender, any change
           -----------------
(in the case of a change affecting Eurodollar Loans, after the date hereof and, in all other cases, after April 21, 1992) in Federal, state or foreign law or regulations or the adoption or making (after such date) of any interpretation, directive or request applying to a class of lenders including such Lender of or under any Federal, state or foreign law or regulations (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

          "Release" shall mean any release, spill, emission, leaking, pumping,
           -------
injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor

                               Credit Agreement
                               ----------------
environment, including, without limitation, the movement of Hazardous Materials through ambient air, soil, surface water, ground water, wetlands, land or subsurface strata.

          "Relevant 8-K Report" shall mean the Current Report filed with the
           -------------------
Securities and Exchange Commission and the National Association of Securities Dealers Automated Quotation System on Form 8-K as a result of the execution and delivery of the Pledge Agreement.

          "Reserve Requirement" shall mean, for any Interest Period for any
           -------------------
Eurodollar Loan, the average maximum rate at which reserves (including, without limitation, any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period under Regulation D by member banks of the Federal Reserve System in New York City with deposits exceeding one billion Dollars against "Eurocurrency liabilities" (as such term is used in Regulation
D). Without limiting the effect of the foregoing, the Reserve Requirement shall include any other reserves required to be maintained by such member banks by reason of any Regulatory Change with respect to (i) any category of liabilities that includes deposits by reference to which the Eurodollar Base Rate is to be determined as provided in the definition of "Eurodollar Base Rate" in this
Section 1.01 or (ii) any category of extensions of credit or other assets that includes Eurodollar Loans.

          "Reserves" shall mean, for any Insurance Company, as at any date, the
           --------
aggregate reserves for undetermined title losses of such Insurance Company (which amount is shown at the date hereof on the most recent annual Statutory Statement of such Insurance Company at page 3, line 1(b), column 1) as at the last day of the fiscal year of such Insurance Company ending on or most recently ended prior to such date.

          "Revolving Credit Availability Period" shall mean the period from and
           ------------------------------------
including the Effective Date to but excluding the earlier of the Revolving Credit Commitment Termination Date and the date of termination of the Revolving Credit Commitments.

          "Revolving Credit Commitment" shall mean, for each Revolving Credit
           ---------------------------
Lender, the obligation of such Lender to make Revolving Credit Loans in an aggregate principal amount at any one time outstanding up to but not exceeding the amount set forth opposite the name of such Lender on the signature pages hereof under the caption "Revolving Credit Commitment" (as the same may be reduced from time to time pursuant to Section 2.05 hereof). The aggregate amount of the Revolving Credit Commitments is $75,000,000.

          "Revolving Credit Commitment Termination Date" shall mean the fifth
           --------------------------------------------
anniversary of the Effective Date, and if such date is not a Business Day, the next preceding Business Day.

                               Credit Agreement
                               ----------------

          "Revolving Credit Lenders" shall mean the Lenders from time to time
           ------------------------
holding Revolving Credit Loans or unused Revolving Credit Commitments after giving effect to any assignments thereof permitted by Section 11.06 hereof.

          "Revolving Credit Loans" shall mean Loans made by the Revolving Credit
           ----------------------
Lenders, as more fully described in Section 2.01(a) hereto.

          "Revolving Credit Notes" shall mean the promissory notes provided for
           ----------------------
by the second sentence of Section 2.07(a) hereof and all promissory notes delivered in substitution or exchange therefor, in each case as the same shall be modified and supplemented and in effect from time to time.

          "S&P" shall mean Standard & Poor's.
           ---

          "S&P Rating" shall mean the S&P rating in respect of the Index Debt,
           ----------
provided that if such rating is in respect of Index Debt consisting of Capital
--------
Securities, "S&P Rating" shall mean the rating that is one grade higher than the rating of the Index Debt.

          "Sale/Leaseback Transactions" shall have the meaning assigned to such
           ---------------------------
term in Section 8.16.

          "SAP" shall mean, for any Insurance Company, the statutory accounting
           ---
procedures or practices required by the Applicable Insurance Regulatory Authority applied on a basis consistent with those which, in accordance with the last sentence of Section 1.02(a) hereof, are to be used in making the calculations for purposes of determining compliance with certain terms of this Agreement.

          "Secured Obligations" shall have the meaning assigned to such term in
           -------------------
the Pledge Agreement.

          "Statutory Statement" shall mean, for any Insurance Company, for any
           -------------------
fiscal year of such Insurance Company, the most recent annual statement required to be filed with the Applicable Insurance Regulatory Authority and, for any fiscal quarter of such Insurance Company, the quarterly statement required to be filed with the Applicable Insurance Regulatory Authority, which annual and quarterly statements shall be prepared in accordance with statutory accounting practices or generally accepted accounting principles as specified by the Applicable Insurance Regulatory Authority.

          "Subsidiary" shall mean, for any Person, any corporation, partnership
           ----------
or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other

                               Credit Agreement
                               ----------------
persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person. "Wholly Owned Subsidiary" shall mean any
                                      -----------------------
such corporation, partnership or other entity of which all of the equity securities or other ownership interests (other than, in the case of a corporation, directors' qualifying shares) are so owned or controlled.

          "Tax Sharing Agreements" shall have the meaning assigned to such term
           ----------------------
in Section 7.09(b) hereof.

          "Total Capitalization" shall mean, at any date, the sum of Total Debt
           --------------------
plus Total Stockholders' Equity.
----

          "Total Debt" shall mean, as at any date, the sum for the Company and
           ----------
its Consolidated Subsidiaries of all Funded Debt.

          "Total Stockholders' Equity" shall mean at any date the aggregate
           --------------------------
stockholders' equity (including minority interests in subsidiaries) for the Company and its Consolidated Subsidiaries; provided that, the aggregate
                                           --------
liquidation preference of Capital Securities shall be included in the calculation of Total Stockholders' Equity only with respect to that portion of such aggregate liquidation preference that is less than 15% of Total Capitalization on such date; provided further that, for purposes of
                             ----------------
determining compliance with Section 8.08, the definition of "Total Stockholders' Equity" shall not include any amount with respect to Capital Securities.

          "Type" shall have the meaning assigned to such term in Section 1.03
           ----
hereof.

          "Withdrawal Liability" shall mean liability to a Multiemployer Plan as
           --------------------
a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

          1.02  Accounting Terms and Determinations.
                -----------------------------------

          (a) Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Lenders hereunder shall (unless otherwise disclosed to the Lenders in writing at the time of delivery thereof in the manner described in subsection (b) below) be prepared, in accordance with (in the case of the Company and its

                               Credit Agreement
                               ----------------

Subsidiaries on a consolidated basis) generally accepted accounting principles or (in the case of certain of the Insurance Companies) statutory accounting practices, as the case may be, applied on a basis consistent with those used in the preparation of the latest financial statements furnished to the Lenders hereunder (which, prior to the delivery of the first financial statements (after the date hereof) under Section 8.01 hereof, shall mean the financial statements as at December 31, 1996 referred to in Section 7.02 hereof). All calculations made for the purposes of determining compliance with this Agreement shall (except as otherwise expressly provided herein) be made by application of (in the case of the Company and its Subsidiaries on a consolidated basis) generally accepted accounting principles or (in the case of certain of the Insurance Companies) statutory accounting practices, as the case may be, applied on a basis consistent with those used in the preparation of the latest annual or quarterly financial statements furnished to the Lenders pursuant to Section 8.01 hereof (or, prior to the delivery of the first financial statements (after the date hereof) under Section 8.01 hereof, used in the preparation of the financial statements as at December 31, 1996 referred to in Section 7.02 hereof) unless
(i) the Company shall have objected to determining such compliance on such basis at the time of delivery of such financial statements or (ii) the Majority Lenders shall so object within 30 days after delivery of such financial statements, in either of which events such calculations shall be made on a basis consistent with those used in the preparation of the latest financial statements as to which such objection shall not have been made (which, if objection is made in respect of the first financial statements delivered under Section 8.01 hereof, shall mean the financial statements referred to in Section 7.02 hereof).

          (b) The Company shall deliver to the Lenders at the same time as the delivery of any annual or quarterly financial statement under Section 8.01 hereof (i) a description in reasonable detail of any material variation between the application of accounting principles or practices employed in the preparation of such statement and the application of accounting principles or practices employed in the preparation of the next preceding annual or quarterly financial statements as to which no objection has been made in accordance with the last sentence of subsection (a) above and (ii) reasonable estimates of the difference between such statements arising as a consequence thereof.

          (c) The Company will not change the last day of its fiscal year from December 31 of each year, or the last days of the first three fiscal quarters in each of its fiscal years from March 31, June 30 and September 30 of each year, respectively.

          1.03  Types of Loans.  Loans hereunder are distinguished by "Type".
                --------------
The "Type" of a Loan refers to whether such Loan is a Base Rate Loan or a Eurodollar Loan or a Fixed Rate Loan, each of which constitutes a Type.

          Section 2.  Revolving Credit Commitments, Loans, Notes and
                      ----------------------------------------------
Prepayments.
-----------

                               Credit Agreement
                               ----------------

          2.01  Loans.
                -----

          (a) Revolving Credit Commitments.  On the Effective Date, (i) the
              ----------------------------
"Revolving Credit Loans" (as defined in the Existing Credit Agreement) held by the Existing Lenders under the Existing Credit Agreement shall automatically, and without any action on the part of any Person, be designated as Revolving Loans hereunder and each of the New Lenders (and each Existing Lender, if any, whose relative proportion of Revolving Credit Commitments hereunder is increasing over its relative proportion of "Revolving Credit Commitments" held by it under the Existing Credit Agreement (each an "Increasing Existing
                                                    -------------------
Revolving Credit Lender")) shall, by assignments from the Existing Lenders, if
-----------------------
any, whose relative proportion of the Revolving Credit Commitments hereunder is decreasing from its relative proportion of "Revolving Credit Commitments" held by it under the Existing Credit Agreement (which assignments shall be deemed to occur automatically on the Effective Date), acquire a portion of the Revolving Credit Loans and Revolving Credit Commitments of the Existing Lenders so designated in such amounts (and the Revolving Credit Lenders shall, through the Administrative Agent, make such additional adjustments among themselves as shall be necessary), (ii) each New Lender and each Increasing Existing Revolving Credit Lender severally agrees, on the terms and conditions of this Agreement, to make (on a non pro-rata basis) a revolving credit loan to the Company in Dollars and/or (iii) the Company shall prepay the Revolving Credit Loans of the Existing Lenders (on a non pro-rata basis) in such amounts, such that after giving effect to such assignments and adjustments and such revolving credit loans, the Revolving Credit Lenders shall hold the Revolving Loans hereunder ratably in accordance with their respective Revolving Credit Commitments. As of the Effective Date, all Interest Periods under the Existing Credit Agreement in respect of the "Revolving Credit Loans" under and as defined in the Existing Credit Agreement shall continue hereunder until the end of such Interest Periods and not be terminated. All accrued and unpaid interest on the "Revolving Credit Loans" held by the Existing Lenders under the Existing Credit Agreement as of the Effective Date shall remain payable and be paid by the Company to the respective Existing Lenders in accordance with Section 3.01 hereof as if such Revolving Credit Loans were made hereunder.

          Subject to the terms and conditions set forth herein and as of the Effective Date, each Lender agrees to make Revolving Loans to the Company from time to time during the Revolving Credit Availability Period in an aggregate principal amount that will not result in (a) such Lender's Revolving Credit Loans plus such Lender's unused Revolving Credit Commitments exceeding such
      ----
Lender's Revolving Credit Commitment or (b) the sum of the total Revolving Credit Loans plus the sum of the total unused Revolving Credit Commitments
             ----
exceeding the total Revolving Credit Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, the Company may borrow, prepay and reborrow Revolving Credit Loans.

                               Credit Agreement
                               ----------------

          (b)  Fixed Rate Loan.  On April 21, 1992, the Fixed Rate Lender
               ---------------
agreed, on the terms and conditions of the First Credit Agreement, to make the "Fixed Rate Loan" (as defined in the First Credit Agreement) to the Company in Dollars in an amount up to but not exceeding the amount of the "Fixed Rate Commitment" (as defined in the First Credit Agreement) and the Company hereby confirms and acknowledges that on April 27, 1992, the Fixed Rate Lender made such a term loan in an amount equal to the Fixed Rate Commitment and that, as a result thereof, the "Fixed Rate Commitment" was terminated on such date. The Company further hereby confirms and acknowledges that, as of the date hereof, the aggregate outstanding principal amount of the Fixed Rate Loan is $6,140,000. The Fixed Rate Loan may not be Converted into a Loan of any other Type.

          2.02  Borrowings.  The Company shall give the Administrative Agent
                ----------
(which shall promptly notify the Lenders) notice of any borrowing hereunder as provided in Section 4.05 hereof. Not later than 1:00 p.m. New York time on the date specified for the borrowing hereunder, each Revolving Credit Lender shall make available the amount of the Revolving Credit Loan to be made by it on such date to the Administrative Agent, at an account designated and maintained by the Administrative Agent with Chase at the Principal Office, in immediately available funds, for account of the Company. The amount so received by the Administrative Agent shall be made available to the Company by depositing the same, in immediately available funds, in an account of the Company, designated by the Company, maintained with Chase at the Principal Office.

          2.03  Changes of Revolving Credit Commitments.
                ---------------------------------------

          (a) The Company has the right to terminate or reduce the aggregate unused amount of the Revolving Credit Commitments; provided that (i) the Company
                                                   --------
give notice of each such termination or reduction as provided in Section 4.05 thereof and (ii) each partial reduction be in an aggregate amount at least equal to $3,000,000 or in multiples of $500,000 in excess thereof.

          (b) The Revolving Credit Commitments, once terminated or reduced, may not be reinstated.

          2.04  Commitment Fee.  The Company shall pay to the Administrative
                --------------
Agent for account of each Revolving Credit Lender a commitment fee on the daily average unused amount of such Lender's Revolving Credit Commitment, for the period from and including the date of this Agreement to but not including the earlier of the date such Revolving Credit Commitment is terminated and the Revolving Credit Commitment Termination Date, at a rate per annum equal to the Applicable Margin. Accrued commitment fee is payable on each Quarterly Date and on the earlier of the date the Revolving Credit Commitments are terminated and the Revolving Credit Commitment Termination Date.

                               Credit Agreement
                               ----------------

          2.05  Lending Offices.  The relevant Type of Loan made by each Lender
                ---------------
shall be maintained at such Lender's Applicable Lending Office for Loans of such Type.

          2.06  Several Obligations; Remedies Independent.  The failure of any
                -----------------------------------------
Lender to make the Loan to be made by it on the date specified therefor shall not relieve any other Lender of its obligation to make its Loan on such date, but neither any Lender nor the Administrative Agent shall be responsible for the failure of any other Lender to make a Loan to be made by such other Lender, and no Lender shall have any obligation to the Administrative Agent or any other Lender for the failure by such Lender to make the Loan required to be made by such Lender. The amounts payable by the Company at any time hereunder and under the Notes to each Lender shall be a separate and independent debt and each Lender shall be entitled to protect and enforce its rights arising out of this Agreement and the Notes, and it shall not be necessary for any other Lender or the Administrative Agent to consent to, or be joined as an additional party in, any proceedings for such purposes.

          2.07  Notes.
                -----

          (a) The Revolving Credit Commitment and Revolving Credit Loans of each Lender shall be evidenced by a single promissory note of the Company substantially in the form of Exhibit A-1 hereto, appropriately dated, in an amount equal to the Revolving Credit Commitment of such Lender and otherwise duly completed. Thereafter, the Revolving Credit Commitment of each Revolving Credit Lender shall be evidenced by a single promissory note of the Company substantially in the form of Exhibit A hereto, appropriately dated, payable to such Lender in an amount equal to the amount of the Revolving Credit Commitment held by such Lender on the Effective Date and otherwise duly completed.

          (b) The Fixed Rate Loan made by the Fixed Rate Lender shall be evidenced by a single promissory note of the Company substantially in the form as previously agreed between the Fixed Rate Lender and the Borrower, appropriately dated, payable to the Fixed Rate Lender or its designated nominee in a principal amount equal to the amount of the Fixed Rate Loan and otherwise duly completed.

          (c) The date, amount, Type, interest rate and duration of Interest Period (if applicable) of the Loan made by each Lender to the Company, and each payment made on account of the principal thereof, shall be recorded by such Lender on its books and, prior to any transfer of the Note held by it, endorsed by such Lender on the schedule attached to such Note or any continuation thereof; provided that the failure of such Lender to make any such recordation
         --------
or endorsement shall not affect the obligations of the Company to make a payment when due of any amount owing hereunder or under such Note in respect of such Loan.

                               Credit Agreement
                               ----------------

          (d) No Lender shall be entitled to have its Note subdivided, by exchange for promissory notes of lesser denominations or otherwise, except in connection with a permitted assignment of all or any portion of such Lender's Loan and Note pursuant to Section 11.06(b) hereof.

          2.08  Optional Prepayments and Conversions or Continuations of
                --------------------------------------------------------
Revolving Credit Loans.  Subject to Section 4.04 hereof, the Company shall have
----------------------
the right to prepay Revolving Credit Loans, or to Convert Revolving Credit Loans of one Type into Revolving Credit Loans of the other Type or Continue Revolving Credit Loans of one Type as Revolving Credit Loans of the same Type, at any time or from time to time, provided that: (a) the Company shall give the
                      --------
Administrative Agent irrevocable notice of each such prepayment, Conversion or Continuation as provided in Section 4.05 hereof (and, upon the date specified in any such notice of prepayment, the amount to be prepaid shall become due and payable hereunder); and (b) upon any prepayment or Conversion of Eurodollar Loans other than on the last day of an Interest Period for such Loans the Company shall pay any amounts owing under Section 5.05 hereof as a result of such prepayment or Conversion. Notwithstanding the foregoing, and without limiting the rights and remedies of the Revolving Credit Lenders under Section 9 hereof, in the event that any Event of Default shall have occurred and be continuing, the Administrative Agent may (and at the request of the Majority Revolving Credit Lenders shall) suspend the right of the Company to Convert any Base Rate Loan into a Eurodollar Loan, or to Continue any Eurodollar Loan as a Eurodollar Loan, in which event all Revolving Credit Loans shall be Converted (on the last day(s) of the respective Interest Periods therefor) or Continued, as the case may be, as Base Rate Loans. The Company may not prepay the Fixed Rate Loan without the consent of the Fixed Rate Lender.

          Section 3.  Payments of Principal and Interest.
                      ----------------------------------

          3.01  Repayment of Loans.
                ------------------

          (a) The Company hereby unconditionally promises to pay to the Administrative Agent for the account of each Revolving Credit Lender the then unpaid principal amount of each Revolving Loan on the Revolving Credit Commitment Termination Date.

          (b) The Company hereby unconditionally promises to pay to the Administrative Agent for the account of each Fixed Rate Lender the principal of the Fixed Rate Loan in eight installments payable on the Principal Payment Dates as follows:

                               Credit Agreement
                               ----------------


Principal Payment Date              Amount of Installment
----------------------              ---------------------
   October 21, 1997                    $  820,000
   January 21, 1998                    $  820,000
   April 21, 1998                      $  820,000
   July 21, 1998                       $  820,000
   October 21, 1998                    $  820,000
   January 21, 1999                    $  820,000
   April 21, 1999                      $1,220,000


          3.02  Interest.  The Company hereby promises to pay to the
                --------
Administrative Agent for account of each Lender interest on the unpaid principal amount of each Loan made by such Lender for the period from and including the date of such Loan to but excluding the date such Loan shall be paid in full, at the following rates per annum:

          (a) if such Loan is a Revolving Credit Loan, during such periods as such Loan is a Base Rate Loan, the Base Rate (as in effect from time to time)

plus the Applicable Margin;
----

          (b) if such Loan is a Revolving Credit Loan, during such periods as such Loan is a Eurodollar Loan, for each Interest Period relating thereto, the Eurodollar Rate for such Loan for such Interest Period plus the Applicable
                                                       ----
Margin; and

          (c) if such Loan is a Fixed Rate Loan, the Fixed Rate.

Notwithstanding the foregoing, the Company hereby promises to pay to the Administrative Agent for account of each Lender interest at the applicable Post-Default Rate on any principal of any Loan made by such Lender and on any other amount payable by the Company hereunder or under the Note held by such Lender to or for account of such Lender, which shall not be paid in full when due (whether at stated maturity, by acceleration or otherwise), for the period from and including the due date thereof to but excluding the date the same is paid in full. Accrued interest on each Loan shall be payable (i) in the case of a Base Rate Loan or the Fixed Rate Loan, quarterly on the Quarterly Dates, (ii) in the case of a Eurodollar Loan, on the last day of each Interest Period therefor and, if such Interest Period is longer than three months, at three month intervals following the first day of such Interest Period, (iii) in the case of any Loan, upon the payment or prepayment thereof (but only on the principal amount so paid or prepaid) and (iv) in the case of any Revolving Credit Loan, upon the Conversion of such Loan to a Revolving Credit Loan of the other Type (but only on the principal amount so Converted), except that interest payable at the Post-Default Rate shall be payable from time to time on demand. Promptly after the determination of any interest rate provided for herein or

                               Credit Agreement
                               ----------------
any change therein, the Administrative Agent shall give notice thereof to the Lenders to which such interest is payable and to the Company.

          Section 4.  Payments; Pro Rata Treatment; Computations; Etc.
                      ------------------------------------------------

          4.01  Payments.
                --------

          (a) Except to the extent otherwise provided herein, all payments of principal, interest and other amounts to be made by the Company under this Agreement and the Notes, and, except to the extent otherwise provided therein, all payments to be made by the Company under the Pledge Agreement, shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to the Administrative Agent at an account designated and maintained by the Administrative Agent with Chase at the Principal Office, not later than 1:00 p.m. New York time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day).

          (b) The Company shall, at the time of making each payment under this Agreement or any Note for account of any Lender, specify to the Administrative Agent (which shall so notify the intended recipient(s) thereof) the relevant Type of Loans or other amounts payable by the Company hereunder to which such payment is to be applied, subject to Section 4.02 hereof (and in the event that the Company fails to so specify, or if an Event of Default has occurred and is continuing, the Administrative Agent may distribute such payment to the Lenders for application in such manner as it or the Majority Lenders, subject to Section
4.02 hereof, may determine to be appropriate).

          (c) Each payment received by the Administrative Agent under this Agreement or any Note for account of any Lender shall be paid by the Administrative Agent promptly to such Lender, in immediately available funds, for account of such Lender's Applicable Lending Office for the Loan or other obligation in respect of which such payment is made.

          (d) If the due date of any payment under this Agreement or any Note would otherwise fall on a day that is not a Business Day, such date shall be extended to the next succeeding Business Day, and interest shall be payable for any principal so extended for the period of such extension.

          4.02  Pro Rata Treatment.  Except to the extent otherwise provided
                ------------------
herein: (a) each payment of commitment fees under Section 2.04 hereof shall be made for account of the Revolving Credit Lenders, and each termination or reduction of the amount of the Revolving Credit Commitments under Section 2.03 shall be applied to the respective Revolving Credit Commitments of the Revolving Credit Lenders, pro rata according to the amounts of their respective Revolving Credit Commitments; (b) the Revolving Credit Loans shall have been made by the relevant Revolving Credit Lenders pro rata according to the amounts of

                               Credit Agreement
                               ----------------
their respective Revolving Credit Commitments; (b) the Revolving Credit Loans shall have been made by the relevant Revolving Credit Lenders pro rata according to the amounts of their respective Revolving Credit Commitments;
(c) the Conversion and Continuation of Revolving Credit Loans of a particular Type (other than Conversions provided for by Section 5.04 hereof) shall be made pro rata among the Revolving Credit Lenders according to the amounts of their respective Revolving Credit Loans and the then current Interest Period for each Eurodollar Loan shall be coterminous; (d) each payment or prepayment of principal of Revolving Credit Loans by the Company shall be made for account of the relevant Revolving Credit Lenders pro rata in accordance with the respective unpaid principal amounts of such Revolving Credit Loans held by them; and (e) each payment of interest on the Loans by the Company shall be made for account of the Lenders pro rata in accordance with the amounts of interest on such Loans then due and payable to the respective Lenders. Notwithstanding the foregoing, each payment of principal or interest by the Company shall be made for the account of the Lenders pro rata in accordance with the amounts of principal or interest, as the case may be, then due and payable to the Lenders.

          4.03  Computations.  Interest on Eurodollar Loans shall be computed on
                ------------
the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable and interest on Base Rate Loans, the Fixed Rate Loan and commitment fees shall be computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable. Notwithstanding the foregoing, for each day that the Base Rate is calculated by reference to the Federal Funds Rate, interest on Base Rate Loans shall be computed on the basis of a year of 360 days and actual days elapsed.

          4.04  Minimum Amounts.  Except for Conversions or prepayments made
                ---------------
pursuant to Section 5.04 hereof, each borrowing of the principal of the Loans and each Conversion and partial optional prepayment of principal of Revolving Credit Loans shall be in an aggregate amount at least equal to $300,000 or in multiples of $50,000 in excess thereof (Conversions or prepayments of or into Revolving Credit Loans of different Types or, in the case of Eurodollar Loans, having different Interest Periods at the same time hereunder shall be deemed separate Conversions and prepayments for purposes of the foregoing, one for each Type or Interest Period). Anything in this Agreement to the contrary notwithstanding, the aggregate principal amount of Eurodollar Loans having the same Interest Period shall be in an amount at least equal to $5,000,000 or in multiples of $1,000,000 in excess thereof and, if any Eurodollar Loans would otherwise be in a lesser principal amount for any period, such Revolving Credit Loans shall be Base Rate Loans during such period.

          4.05  Certain Notices.  Notices by the Company to the Administrative
                ---------------
Agent of Conversions, Continuations and optional prepayments of Revolving Credit Loans and of the duration of Interest Periods shall be irrevocable and shall be effective only if received by the

                               Credit Agreement
                               ----------------

Administrative Agent not later than 1:00 p.m. New York time on the number of Business Days set forth below prior to the date of the relevant Conversion, Continuation or prepayment or the first day of such Interest Period:


                                              Number of
                                              Business
   Notice                                     Days Prior
   ------                                     ----------
   Prepayment of, or Conversions
   into, Base Rate Loans                         two

   Prepayment of,
   Conversions into,
   Continuations as, or
   duration of Interest Period
   for, Eurodollar Loans                         three


Each such notice of Conversion, Continuation or optional prepayment shall specify the amount (subject to Section 4.04 hereof) and Type of the Revolving Credit Loans to be Converted, Continued or prepaid, the date of Conversion, Continuation or optional prepayment (which shall be a Business Day). Each such notice of the duration of an Interest Period shall specify the Revolving Credit Loans to which such Interest Period is to relate. The Administrative Agent shall promptly notify the Lenders of the contents of each such notice. In the event that the Company fails to select the Type of Revolving Credit Loan, or the duration of any Interest Period for any Eurodollar Loan, within the time period and otherwise as provided in this Section 4.05, such Loan (if outstanding as a Eurodollar Loan) will be automatically Converted into a Base Rate Loan on the last day of the then current Interest Period for such Loan or (if outstanding as a Base Rate Loan) will remain as a Base Rate Loan.

          4.06  Non-Receipt of Funds by the Administrative Agent.  Unless the
                ------------------------------------------------
Administrative Agent shall have been notified by a Lender or the Company (the

"Payor") prior to the date on which the Payor is to make payment to the
------
Administrative Agent of (in the case of a Lender) the proceeds of a Loan to be made by such Lender hereunder or (in the case of the Company) a payment to the Administrative Agent for account of one or more of the Lenders hereunder (such payment being herein called the "Required Payment"), which notice shall be
                                 ----------------
effective upon receipt, that the Payor does not intend to make the Required Payment to the Administrative Agent, the Administrative Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient(s) on such date; and, if the Payor has not in fact made the Required Payment to the Administrative Agent, the recipient(s) of such payment shall, on demand, repay to the Administrative Agent the amount so made available

                               Credit Agreement
                               ----------------
together with interest thereon in respect of each day during the period commencing on the date (the "Advance Date") such amount was so made available by
                             ------------
the Administrative Agent until the date the Administrative Agent recovers such amount at a rate per annum equal to the Federal Funds Rate for such day and, if such recipient(s) shall fail promptly to make such payment, the Administrative Agent shall be entitled to recover such amount, on demand, from the Payor, together with interest as aforesaid, provided that if neither the recipient(s)
                                     --------
nor the Payor shall return the Required Payment to the Administrative Agent within three Business Days of the Advance Date, then, retroactively to the Advance Date, the Payor and the recipient(s) shall each be obligated to pay interest on the Required Payment as follows:

          (i) if the Required Payment shall represent a payment to be made by the Company to the Lenders, the Company and the recipient(s) shall jointly and severally be obligated retroactively to the Advance Date to pay interest in respect of the Required Payment at the applicable Post-Default Rate (and, in case the recipient(s) shall return the Required Payment to the Administrative Agent, without limiting the obligation of the Company under Section 3.02 hereof to pay interest to such recipient(s) at the applicable Post-Default Rate in respect of the Required Payment) and

          (ii) if the Required Payment shall represent proceeds of a loan to be made by the Lenders to the Company, the Payor and the Company shall jointly and severally be obligated retroactively to the Advance Date to pay interest in respect of the Required Payment at the rate of interest provided for such Required Payment pursuant to Section 3.02 hereof (and, in case the Company shall return the Required Payment to the Administrative Agent, without limiting any claim the Company may have against the Payor in respect of the Required Payment).

          4.07  Sharing of Payments, Etc.
                ------------------------

          (a)  The Company agrees that, in addition to (and without limitation
of) any right of set-off, banker's lien or counterclaim a Lender may otherwise have, each Lender shall be entitled upon and after the occurrence and during the continuance of a Default, at its option, to offset balances held by it for account of the Company at any of its offices, in Dollars or in any other currency, against any principal of or interest on any of such Lender's Loans or any other amount payable to such Lender hereunder, that is not paid when due (regardless of whether such balances are then due to the Company), in which case it shall promptly notify the Company and the Administrative Agent thereof, provided that such Lender's failure to give such notice shall not affect the
--------
validity thereof.

          (b) If any Lender shall obtain from the Company payment of any principal of or interest on any Loan owing to it or payment of any other amount under this Agreement or any other Basic Document through the exercise of any right of set-off, banker's lien or similar right

                               Credit Agreement
                               ----------------
or otherwise (other than from the Administrative Agent as provided herein), and, as a result of such payment, such Lender shall have received a greater percentage of the principal of or interest on the Loans or such other amounts then due hereunder or thereunder by the Company to such Lender than the percentage received by any other Lender, it shall promptly purchase from such other Lenders participations in (or, if and to the extent specified by such Lender, direct interests in) that portion of the Loans or such other amounts, respectively, then due and payable to such other Lenders (or in interest due thereon, as the case may be) in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the Lenders shall share the benefit of such excess payment (net of any expenses that may be incurred by such Lender in obtaining or preserving such excess payment) pro rata in accordance with the unpaid principal of and/or interest on the Loans or such other amounts, respectively, then due and payable to each of the Lenders. To such end all the Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored.

          (c) The Company agrees that any Lender so purchasing such a participation (or direct interest) may exercise all rights of set-off, banker's lien or similar rights with respect to such participation as fully as if such Lender were a direct holder of Loans or other amounts (as the case may be) owing to such Lender in the amount of such participation.

          (d) Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of the Company. If, under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a set-off to which this Section 4.07 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section 4.07 to share in the benefits of any recovery on such secured claim.

          Section 5.  Yield Protection, Etc.
                      ---------------------

          5.01  Additional Costs.
                ----------------

          (a) The Company shall pay directly to each Revolving Credit Lender from time to time such amounts as such Revolving Credit Lender may determine to be necessary to compensate such Revolving Credit Lender for any costs that such Revolving Credit Lender determines are attributable to its maintaining of any Eurodollar Loans or its obligation to maintain any Eurodollar Loans hereunder, or any reduction in any amount receivable by such Revolving Credit Lender hereunder in respect of any of such Loans or such obligation (such increases in costs and reductions in amounts receivable being herein called "Additional
                                                                ----------
Costs"), resulting from any Regulatory Change that:
-----

                               Credit Agreement
                               ----------------

       (i) changes the basis of taxation of any amounts payable to such Revolving Credit Lender under this Agreement or its Note in respect of any of such Loans (other than any change in the rate at which taxes imposed on or measured by the overall net income or capital of such Revolving Credit Lender or of its Applicable Lending Office for any of such Loans by the jurisdiction in which such Revolving Credit Lender has its principal office or such Applicable Lending Office are levied); or

       (ii) imposes or modifies any reserve, special deposit or similar requirements (other than the Reserve Requirement utilized in the determination of the Eurodollar Rate for such Loan) relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Revolving Credit Lender (including, without limitation, any of such Loans or any deposits referred to in the definition of "Eurodollar Base Rate" in Section 1.01 hereof), or any commitment of such Revolving Credit Lender; or

       (iii) affects any Revolving Credit Lender or the interbank Eurodollar market or the position of any Revolving Credit Lender in such market.

If any Revolving Credit Lender requests compensation from the Company under this
Section 5.01(a), the Company may, by notice to such Revolving Credit Lender (with a copy to the Administrative Agent), suspend the obligation of such Revolving Credit Lender thereafter to Continue Eurodollar Loans, or to Convert Base Rate Loans into Eurodollar Loans, until the Regulatory Change giving rise to such request ceases to be in effect (in which case the provisions of Section
5.04 hereof shall be applicable), provided that such suspension shall not affect
                                  --------
the right of such Revolving Credit Lender to receive the compensation so requested.

          (b) Without limiting the effect of the provisions of paragraph (a) of this Section 5.01, in the event that, by reason of any Regulatory Change, any Revolving Credit Lender either (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Revolving Credit Lender that includes deposits by reference to which the interest rate on Eurodollar Loans is determined as provided in this Agreement or a category of extensions of credit or other assets of such Revolving Credit Lender that includes Eurodollar Loans or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets that it may hold, then, if such Revolving Credit Lender so elects by notice to the Company (with a copy to the Administrative Agent), the obligation of such Revolving Credit Lender to Continue, or to Convert Base Rate Loans into, Eurodollar Loans hereunder shall be suspended until such Regulatory Change ceases to be in effect (in which case the provisions of Section 5.04 hereof shall be applicable).

          (c)  Without limiting the effect of the foregoing provisions of this
Section 5.01 (but without duplication), the Company shall pay directly to each Lender from time to time on

                               Credit Agreement
                               ----------------
request such amounts as such Lender may determine to be necessary to compensate such Lender (or, without duplication, the bank holding company of which such Lender is a subsidiary) for any additional costs that it determines are attributable to the maintenance by such Lender (or, subject to Section 5.01(b)(ii) hereof, any Applicable Lending Office or such bank holding company) of capital in respect of its Loans, pursuant to any law or regulation or any interpretation, directive or request (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) of any court or governmental or monetary authority (i) following any Regulatory Change or (ii) implementing any risk-based capital guideline or other requirement (whether or not having the force of law and whether or not the failure to comply therewith would be unlawful) heretofore or hereafter issued by any government or governmental or supervisory authority implementing at the national level the Basel Accord (including, without limitation, the Final Risk-Based Capital Guidelines of the Board of Governors of the Federal Reserve System (12 C.F.R.
Part 208, Appendix A; 12 C.F.R. Part 225, Appendix A) and the Final Risk-Based Capital Guidelines of the Office of the Comptroller of the Currency (12 C.F.R.
Part 3, Appendix A)). Such compensation shall include, without limitation, an amount equal to any reduction of the rate of return on assets or equity of such Lender (or any Applicable Lending Office or such bank holding company) to a level below that which such Lender (or any Applicable Lending Office or such bank holding company) could have achieved but for such law, regulation, interpretation, directive or request. For purposes of this Section
5.01(c), "Basel Accord" shall mean the proposals for risk-based capital
          ------------
framework described by the Basel Committee on Banking Regulations and Supervisory Practices in its paper entitled "International Convergence of Capital Measurement and Capital Standards" dated July 1988, as amended, modified and supplemented and in effect from time to time or any replacement thereof.

          (d) Each Lender shall notify the Company of any event entitling such Lender to compensation under paragraph (a) or (c) of this Section 5.01 as promptly as practicable, but in any event within 45 days, after such Lender obtains actual knowledge thereof; provided that (i) if any Lender fails to give
                                  --------
such notice within 45 days after it obtains actual knowledge of such an event, such Lender shall, with respect to compensation payable pursuant to this Section
5.01 in respect of any costs resulting from such event, only be entitled to payment under this Section 5.01 for costs incurred from and after the date 45 days prior to the date that such Lender does give such notice and (ii) each Lender will designate a different Applicable Lending Office for the Loans of such Lender affected by such event if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole opinion of such Lender, be disadvantageous to such Lender, except that such Lender shall have no obligation to designate an Applicable Lending Office located in the United States of America. Each Lender will furnish to the Company a certificate setting forth the basis and amount of each request by such Lender for compensation under paragraph (a) or (c) of this Section 5.01. Determinations and allocations by any Lender for purposes of this Section 5.01 of the effect of any Regulatory Change pursuant to paragraph (a) or (b) of this Section 5.01, or

                               Credit Agreement
                               ----------------
the effect of capital maintained pursuant to paragraph (c) of this Section 5.01, on its costs or rate of return of maintaining Loans or its obligation to make Loans, or on amounts receivable by it in respect of Loans or its obligation to make Loans, and of the amounts required to compensate such Lender under this
Section 5.01, shall be conclusive, provided that such determinations and
                                   --------
allocations are made on a reasonable basis.

          5.02  Limitation on Types of Revolving Credit Loans.  Anything herein
                ---------------------------------------------
to the contrary notwithstanding, if, on or prior to the determination of any Eurodollar Base Rate for any Interest Period:

          (a) the Administrative Agent determines, which determination shall be conclusive, that quotations of interest rates for the relevant deposits referred to in the definition of "Eurodollar Base Rate" in Section 1.01 hereof are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for Eurodollar Loans as provided herein; or

          (b) the Majority Revolving Credit Lenders determine, which determination shall be conclusive, and notify the Administrative Agent that the relevant rates of interest referred to in the definition of "Eurodollar Base Rate" in Section 1.01 hereof upon the basis of which the rate of interest for Eurodollar Loans for such Interest Period is to be determined are not likely adequately to cover the cost to such Revolving Credit Lenders of making or maintaining Eurodollar Loans for such Interest Period;

then the Administrative Agent shall give the Company and each Revolving Credit Lender prompt notice thereof and, so long as such condition remains in effect, the Revolving Credit Lenders shall be under no obligation to Continue Eurodollar Loans or to Convert Base Rate Loans into Eurodollar Loans, and the Company shall, on the last day(s) of the then current Interest Period(s) for the outstanding Eurodollar Loans, either prepay such Loans or Convert such Loans into Base Rate Loans in accordance with Section 2.08 hereof.

          5.03  Illegality.  Notwithstanding any other provision of this
                ----------
Agreement, in the event that it becomes unlawful for any Revolving Credit Lender or its Applicable Lending Office to honor its obligation to make or maintain Eurodollar Loans hereunder, then such Revolving Credit Lender shall promptly notify the Company thereof (with a copy to the Administrative Agent) and such Revolving Credit Lender's obligation to Continue, or to Convert Loans of any other Type into, Eurodollar Loans shall be suspended until such time as such Revolving Credit Lender may again make and maintain Eurodollar Loans (in which case the provisions of Section 5.04 hereof shall be applicable).

          5.04  Treatment of Affected Loans.  If the obligation of any Revolving
                ---------------------------
Credit Lender to Continue, or to Convert Base Rate Loans into, Eurodollar Loans shall be suspended

                               Credit Agreement
                               ----------------
pursuant to Section 5.01 or 5.03 hereof, such Revolving Credit Lender's Eurodollar Loans shall be automatically Converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for Eurodollar Loans (or, in the case of a Conversion required by Section 5.01(b) or 5.03 hereof, on such earlier date as such Revolving Credit Lender may specify to the Company with a copy to the Administrative Agent) and, unless and until such Revolving Credit Lender gives notice as provided below that the circumstances specified in
Section 5.01 or 5.03 hereof that gave rise to such Conversion no longer exist:

          (a) to the extent that such Revolving Credit Lender's Eurodollar Loans have been so Converted, all payments and prepayments of principal that would otherwise be applied to such Revolving Credit Lender's Eurodollar Loans shall be applied instead to its Base Rate Loans; and

          (b) all Loans that would otherwise be Continued by such Revolving Credit Lender as Eurodollar Loans shall be Continued instead as Base Rate Loans, and all Base Rate Loans of such Revolving Credit Lender that would otherwise be Converted into Eurodollar Loans shall remain as Base Rate Loans.

If such Revolving Credit Lender gives notice to the Company with a copy to the Administrative Agent that the circumstances specified in Section 5.01 or 5.03 hereof that gave rise to the Conversion of such Revolving Credit Lender's Eurodollar Loans pursuant to this Section 5.04 no longer exist (which such Revolving Credit Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Eurodollar Loans made by other Revolving Credit Lenders are outstanding, such Revolving Credit Lender's Base Rate Loans shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Eurodollar Loans, to the extent necessary so that, after giving effect thereto, all Loans held by the Revolving Credit Lenders holding Eurodollar Loans and by such Revolving Credit Lender are held in accordance with their respective pro rata shares of the outstanding Revolving Credit Loans (as to principal amounts, Types and Interest Periods).

          5.05  Compensation.  The Company shall pay to the Administrative Agent
                ------------
for account of each Revolving Credit Lender, upon the request of such Revolving Credit Lender through the Administrative Agent, such amount or amounts as shall be sufficient (in the reasonable opinion of such Revolving Credit Lender) to compensate it for any loss, cost or expense that such Revolving Credit Lender determines is attributable to any payment, mandatory or optional prepayment or Conversion of a Eurodollar Loan made by such Revolving Credit Lender for any reason (including, without limitation, the acceleration of the Loans pursuant to Section 9 hereof) on a date other than the last day of the Interest Period for such Loan. Without limiting the effect of the preceding sentence, such compensation shall include an amount equal to the excess, if any, of (i) the amount of interest that otherwise would have accrued on the principal amount so paid, prepaid or Converted for the period from the

                               Credit Agreement
                               ----------------
date of such payment, prepayment or Conversion to the last day of the then current Interest Period for such Loan at the applicable rate of interest for such Loan provided for herein over (ii) the amount of interest that otherwise would have accrued on such principal amount at a rate per annum equal to the interest component of the amount such Revolving Credit Lender would have bid in the London interbank market for Dollar deposits of leading banks in amounts comparable to such principal amount and with maturities comparable to such period (as reasonably determined by such Revolving Credit Lender).

          5.06  U.S. Taxes.
                ----------

          (a) The Company agrees to pay to each Lender that is not a U.S. Person such additional amounts as are necessary in order that the net payment of any amount due to such non-U.S. Person hereunder after deduction for or withholding in respect of any U.S. Tax imposed with respect to such payment (or in lieu thereof, payment of such U.S. Tax by such non-U.S. Person), will not be less than the amount stated herein to be then due and payable, provided that the
                                                               --------
foregoing obligation to pay such additional amounts shall not apply:

       (i) to any payment to a Lender hereunder unless such Lender was, on April 21, 1992 (or on the date it becomes a Lender as provided in Section 11.06(b) hereof) and on the date of any change in the Applicable Lending Office of such Lender, either entitled to submit a Form 1001 (relating to such Lender and entitling it to a complete exemption from withholding on all interest to be received by it hereunder in respect of the Loans) or Form 4224 (relating to all interest to be received by such Lender hereunder in respect of the Loans), or

       (ii) to any U.S. Tax imposed solely by reason of the failure by such non-U.S. Person to comply with applicable certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connections with the United States of America of such non-U.S. Person if such compliance is required by statute or regulation of the United States of America as a precondition to relief or exemption from such U.S. Tax.

For the purposes of this Section 5.06(a), (w) "Form 1001" shall mean Internal
                                               ---------
Revenue Service Form 1001 (Ownership, Exemption, or Reduced Rate Certificate) of the Department of the Treasury of the United States of America, (x) "Form 4224"
                                                                     ---------
shall mean Internal Revenue Service Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States) of the Department of the Treasury of the United States of America (or in relation to either such Form such successor and related forms as may from time to time be adopted by the relevant taxing authorities of the United States of America to document a claim to which such Form relates), (y) "U.S. Person"
                                                                 -----------
shall have the meaning set forth in Section 7701(a)(30) of the Code and (z) "U.S. Taxes" shall
 ----------
                               Credit Agreement
                               ----------------
mean any present or future tax, assessment or other charge or levy imposed by or on behalf of the United States of America or any taxing authority thereof or therein.

          (b) Within 30 days after paying any amount to the Administrative Agent or any Lender from which it is required by law to make any deduction or withholding, and within 30 days after it is required by law to remit such deduction or withholding to any relevant taxing or other authority, the Company shall deliver to the Administrative Agent for delivery to such non-U.S. Person evidence satisfactory to such Person of such deduction, withholding or payment (as the case may be).

          5.07  Replacement of a Lender.  Anything in this Agreement to the
                -----------------------
contrary notwithstanding, in the event that (and for so long as) any Lender is subject to a conservatorship or a receivership with, or is otherwise directly or indirectly under the control of, the Federal Deposit Insurance Corporation (or any successor thereto) or the Resolution Trust Company (or any successor thereto), then unless a Default shall have occurred and be continuing, the Company may designate another lender willing to purchase such Lender's Loan and Note and reasonably acceptable to the Administrative Agent (such lender being herein called a "Replacement Lender") to purchase the Loan and Note of such
                 ------------------
Lender, as the case may be, and such Lender's rights hereunder, for a purchase price equal to the outstanding principal amount of the Loan and Note payable to such Lender plus any accrued but unpaid interest on such Loan and Note, and upon such purchase and sale (which such Lender shall promptly complete), and subject to the execution and delivery to the Administrative Agent by the Replacement Lender of documentation reasonably satisfactory to the Administrative Agent (pursuant to which the Replacement Lender shall assume the obligations of such original Lender under this Agreement), the Replacement Lender shall succeed to the rights and obligations of such Lender hereunder and such Lender shall no longer be a party hereto or have any rights hereunder.

          Section 6.  Conditions Precedent.  The effectiveness of the Amendment
                      --------------------
and Restatement (except for Sections 11.03 and 11.07 hereof and the definitions ancillary thereto) is subject to the receipt by the Administrative Agent of the following documents and evidence, each of which shall be satisfactory to the Administrative Agent (and to the extent specified below, to each Lender) in form and substance:

          (a)  Corporate Documents.  A certificate of the Secretary or an
               -------------------
     Assistant Secretary of the Company, dated the Effective Date and certifying
     (A) that attached thereto is a true and complete copy of the articles of incorporation of the Company as amended and in effect at all times from the date of such certification, (B) that attached thereto is a true and complete copy of the by-laws of the Company as amended and in effect at all times from the date on which the resolutions referred to in clause (C) below were adopted to and including the date of such certificate, (C) that attached thereto is a

                               Credit Agreement
                               ----------------
     true and complete copy of resolutions duly adopted by the board of directors of the Company authorizing the execution, delivery and performance of the Amendment and Restatement and the Revolving Credit Notes, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, and (D) as to the incumbency and specimen signature of each officer of the Company executing the Amendment and Restatement and the Revolving Credit Notes and each other document to be delivered by the Company from time to time in connection therewith (and the Administrative Agent and each Lender may conclusively rely on such certificate until it receives notice in writing from the Company);

          (b)  Officer's Certificate.  A certificate of a senior officer of the
               ---------------------
     Company, dated the Effective Date, to the effect set forth in clauses (a) and (b) of the last paragraph of this Section 6.

          (c)  Opinion of Counsel to the Company.  An opinion, dated the
               ---------------------------------
     Effective Date, of Craig I. DeRoy, general counsel of the Company, substantially in the form of Exhibit B hereto and covering such other matters as the Administrative Agent or any Lender may reasonably request (and the Company hereby instructs such counsel to deliver such opinion to the Lenders and the Administrative Agent).

          (d)  Revolving Credit Notes.  The Revolving Credit Notes, duly
               ----------------------
     completed and executed (and the Existing Lenders shall promptly return to the Company the notes executed in connection with the Existing Credit Agreement).

          (e)  Other Documents.  Such other documents as the Administrative
               ---------------
     Agent or any Lender or special New York counsel to Chase may reasonably request.

The effectiveness of the Amendment and Restatement (except for Sections 11.03 and 11.07 hereof and the definitions ancillary thereto) is also subject to the payment by the Company of such fees as the Company shall have agreed to pay or deliver to any Lender or the Administrative Agent in connection herewith, including, without limitation, the reasonable fees and expenses of Milbank, Tweed, Hadley & McCloy, special New York counsel to Chase in connection with the negotiation, preparation, execution and delivery of this Amendment and Restatement and the other Basic Documents (to the extent that statements for such fees and expenses have been delivered to the Company).

          The effectiveness of the Amendment and Restatement (except for Sections 11.03 and 11.07 hereof and the definitions ancillary thereto) is subject to the further conditions precedent that, both immediately prior to and on the Effective Date: (a) no Default shall have occurred and be continuing; and
(b) the representations and warranties made by the Company in Section 7 hereof, and in each of the other Basic Documents, shall be true and complete on

                               Credit Agreement
                               ----------------
and as of the Effective Date with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

          Section 7.  Representations and Warranties.  The Company represents
                      ------------------------------
and warrants to the Lenders that:

          7.01  Corporate Existence.  Each of the Company and its Material
                -------------------
Subsidiaries: (a) is a corporation, partnership or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization; (b) has all requisite corporate or other power, and has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted; and (c) is qualified to do business and is in good standing in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify could have a Material Adverse Effect.

          7.02  Financial Condition.
                -------------------

          (a) The Company has heretofore furnished to the Lenders its consolidated and consolidating balance sheet and statements of income, stockholders equity and cash flows (i) as of and for the fiscal year ended December 31, 1996, reported on by Price Waterhouse, independent public accountants, and (ii) as of and for the fiscal quarter and the portion of the fiscal year ended March 31, 1997, certified by its chief financial officer. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Company and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above.

          (b) The Company has heretofore furnished to each of the Lenders the Statutory Statements for the year ended December 31, 1996 of each Insurance Company that is a Material Subsidiary and that is required by any Applicable Insurance Regulatory Authority to file such Statutory Statements. Such Statutory Statements have been prepared in accordance with statutory accounting practices and filed with the Applicable Insurance Regulatory Authorities, and fairly present the financial condition of such Insurance Company as at said date and its results of operations for the fiscal year ended on said date in accordance with statutory accounting practices.

          (c) The Company has heretofore furnished to each of the Lenders consolidated balance sheets of each Material Subsidiary which is not an Insurance Company described in paragraph (b) above and its consolidated Subsidiaries as at December 31, 1996, and the related consolidated statements of income, stockholders' equity and cash flow of such Material

                               Credit Agreement
                               ----------------

Subsidiary and its consolidated Subsidiaries for its fiscal year ended on said date. All such financial statements are complete and correct and fairly present the consolidated financial condition of such Material Subsidiary and its Consolidated Subsidiaries as at the applicable date and the consolidated results of their operations for the fiscal year ended on said date, all in accordance with generally accepted accounting principles and practices applied on a consistent basis.

          (d) Since December 31, 1996, there has been no material adverse change in the business, assets, operations, prospects or condition, financial or otherwise, of the Company and its Subsidiaries, taken as a whole.

          (e) Set forth on Schedule II hereto is a list of all Liens (other than Liens created pursuant to the Pledge Agreement) of the Company and its Subsidiaries existing on the date hereof, to the extent any such Lien secures Indebtedness in an aggregate principal or face amount which equals or exceeds (or may equal or exceed) $5,000,000. Liens of the Company and its Consolidated Subsidiaries existing on the date hereof and not set forth on Schedule II secure Indebtedness in an aggregate principal or face amount not exceeding $30,000,000.

          (f) Set forth on Schedule III hereto is a list of all Indebtedness (other than Indebtedness created pursuant to this Agreement) of the Company and its Subsidiaries on the date hereof, to the extent that any such Indebtedness has an aggregate principal or face amount which equals or exceeds (or may equal or exceed) $5,000,000. Indebtedness of the Company and its Consolidated Subsidiaries existing on the date hereof does not exceed an aggregate principal or face amount of $165,000,000.

          7.03  Litigation.  There are no legal or arbitral proceedings, or any
                ----------
proceedings by or before any governmental or regulatory authority or agency, now pending or (to the knowledge of the Company) threatened against the Company or any of its Subsidiaries which, if adversely determined could have a Material Adverse Effect.

          7.04  No Breach.  None of the execution and delivery of this Agreement
                ---------
and the Notes, the consummation of the transactions herein and therein contemplated or compliance with the terms and provisions hereof and thereof will conflict with or result in a breach of, or require any consent under, the articles of incorporation or by-laws of the Company, or any applicable law or regulation, or any applicable order, writ, injunction or decree of any court or governmental authority or agency, or any agreement or instrument to which the Company or any of its Subsidiaries is a party or by which any of them or any of their Property is bound or to which any of them is subject, or constitute a default under any such agreement or instrument, or (except for the Liens created pursuant to the Pledge Agreement) result in the creation or imposition of any Lien upon any Property of the Company or any of its Subsidiaries pursuant to the terms of any such agreement or instrument.

                               Credit Agreement
                               ----------------

          7.05  Action.  The Company has all necessary corporate power,
                ------
authority and legal right to execute, deliver and perform its obligations under each of the Basic Documents; the execution, delivery and performance by the Company of each of the Basic Documents have been duly authorized by all necessary corporate action on its part (including, without limitation, any required shareholder approvals); and each of this Agreement, the Pledge Agreement and the Notes has been duly and validly executed and delivered by the Company and constitutes its legal, valid and binding obligation, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors' rights.

          7.06  Approvals.  Except for the Relevant 8-K Report which was filed
                ---------
by the Company within fifteen days following its execution and delivery of the Pledge Agreement, no authorizations, approvals or consents of, and no filings or registrations with, any governmental or regulatory authority or agency, or any securities exchange, are necessary for the execution, delivery or performance by the Company of the Basic Documents or for the legality, validity or enforceability hereof or thereof; provided, however, that the enforceability of
                                  --------
the remedies contained in the Pledge Agreement is subject to compliance by the Administrative Agent (or any Person acquiring rights from the Administrative Agent) with the provisions of Section 4.06 thereof.

          7.07  Use of Credit.  Neither the Company nor any of its Subsidiaries
                -------------
is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock, and no part of the proceeds of any extension of credit hereunder will be used to buy or carry any Margin Stock.

          7.08  ERISA.  No ERISA Event has occurred or is reasonably likely to
                -----
occur that, when taken together with all other such ERISA Events for which liability is reasonably likely to occur, could reasonably be expected to result in a Material Adverse Effect.

          7.09  Taxes, Etc.
                ----------

          (a) The Company and its Subsidiaries are members of an affiliated group of corporations filing consolidated returns for Federal income tax purposes, of which the Company is the "common parent" (within the meaning of Section 1504 of the Code) of such group. The Company and its Subsidiaries have filed all Federal income tax returns and all other material tax returns that are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment except (a) taxes that are being contested in good faith by appropriate proceedings and for which the Company or such Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do

                               Credit Agreement
                               ----------------
so could not reasonably be expected to result in a Material Adverse Effect. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of taxes and other governmental charges are, in the opinion of the Company, adequate. The Company has not given or been requested to give a waiver of the statute of limitations relating to the payment of Federal, state, local and foreign taxes or other impositions.

          (b) The Company has heretofore furnished to each Lender a true and complete copy of each tax sharing agreement as in effect on the date hereof between any of the Company, any Affiliate or any Material Subsidiary (collectively, the "Tax Sharing Agreements"). The Tax Sharing Agreements and
                    ----------------------
the implementation thereof are and will be in compliance with applicable laws and regulations (including, without limitation, the Code).

          (c) Under the Tax Sharing Agreements, the Company receives payments each year in amounts at least equal to the excess of (i) the tax liability of the Company's consolidated group, over (ii) the Company's tax liability computed on a separate return basis as if the Company were a stand alone corporation that derived no income from its subsidiaries.

          7.10  Investment Company Act.  Neither the Company nor any of its
                ----------------------
Subsidiaries is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

          7.11  Public Utility Holding Company Act.  Neither the Company nor any
                ----------------------------------
of its Subsidiaries is a "holding company", or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          7.12  Environmental Matters.  Except as set forth in Schedule I
                ---------------------
hereto, each of the Company and its Subsidiaries has obtained all environmental, health and safety permits, licenses and other authorizations required under all Environmental Laws to carry on its business as now being or as proposed to be conducted, except to the extent failure to have any such permit, license or authorization would not have a Material Adverse Effect. Except as set forth in
Schedule I hereto, each of such permits, licenses and authorizations is in full force and effect and each of the Company and its Subsidiaries is in material compliance with the terms and conditions thereof, and is also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Environmental Law or in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, except to the extent failure to comply therewith would not have a Material Adverse Effect. In addition, no notice, notification, demand, request for information, citation, summons or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending or threatened by any governmental or other entity

                               Credit Agreement
                               ----------------
with respect to any alleged failure by the Company or any of its Subsidiaries to have any environmental, health or safety permit, license or other authorization required under any applicable Environmental Law in connection with the conduct of the business of the Company or any of its Subsidiaries or with respect to any generation, treatment, storage, recycling, transportation, discharge or disposal, or any Release of any Hazardous Materials generated by the Company or any of its Subsidiaries. There have been no environmental investigations, studies, audits, tests, reviews or other analyses conducted by or that are in the possession of the Company or any of its Subsidiaries in relation to any site or facility now or previously owned, operated or leased by the Company or any of its Subsidiaries which have not been made available to the Lenders.

          7.13  Title to Assets.
                ---------------

          (a) Each of the Company and its Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

          (b) Each of the Company and its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Company and its Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

          7.14  True and Complete Disclosure.  The Company has disclosed to the
                ----------------------------
Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the reports, financial statements, certificates or other information furnished by or on behalf of the Company to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          Section 8.  Covenants of the Company.  The Company covenants and
                      ------------------------
agrees with the Lenders and the Administrative Agent that, so long as any Loan is outstanding and until payment in full of all amounts payable by the Company hereunder:

          8.01  Financial Statements, Etc.  The Company will deliver to each of
                -------------------------
the Lenders:

                               Credit Agreement
                               ----------------

          (a) as soon as available and in any event within 45 days after the end of each of the first three quarterly fiscal periods of each fiscal year of the Company, consolidated and consolidating statements of income and consolidated statements of stockholders' equity and cash flow of the Company and its Consolidated Subsidiaries for such period and for the period from the beginning of the respective fiscal year to the end of such period, and the related consolidated and consolidating balance sheets of the Company and its Consolidated Subsidiaries as at the end of such period, setting forth in each case in comparative form the corresponding consolidated and consolidating figures for the corresponding period in the preceding fiscal year, accompanied by a certificate of a senior financial officer of the Company, which certificate shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of the Company and its Consolidated Subsidiaries, and said consolidating statements of income and balance sheets fairly present the individual unconsolidated financial condition and results of operations of the Company, in each case in accordance with generally accepted accounting principles, consistently applied, as at the end of, and for, such period (subject to normal year-end audit adjustments);

          (b) as soon as available and in any event within 90 days after the end of each fiscal year of the Company, consolidated and consolidating statements of income and consolidated statements of stockholders' equity and cash flow of the Company and its Consolidated Subsidiaries for such fiscal year and the related consolidated and consolidating balance sheets of the Company and its Consolidated Subsidiaries as at the end of such fiscal year, setting forth in each case in comparative form the corresponding consolidated and consolidating figures for the preceding fiscal year, and accompanied (i) in the case of said consolidated statements and balance sheet of the Company, by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of the Company and its Consolidated Subsidiaries as at the end of, and for, such fiscal year in accordance with generally accepted accounting principles, and a certificate of such accountants stating that, in making the examination necessary for their opinion, they obtained no knowledge, except as specifically stated, of any Default, and (ii) in the case of said consolidating statements and balance sheets, to the extent that they relate to the Company on a parent company stand alone basis, by a certificate of a senior financial officer of the Company, which certificate shall state that said consolidating statements of income and balance sheets fairly present the individual unconsolidated financial condition and results of operations of the Company, in each case in accordance with generally accepted accounting principles, consistently applied, as at the end of, and for, such fiscal year;

                               Credit Agreement
                               ----------------

          (c) as soon as available and in any event within 45 days after the end of each of the first three quarterly fiscal periods of each fiscal year of FATICO, Statutory Statements of FATICO (prepared in accordance with statutory accounting practices required or permitted by the Applicable Insurance Regulatory Authority) for such fiscal period, accompanied by a certificate of a senior financial officer of FATICO which certificate shall state that such financial statements present the financial condition of FATICO in accordance with statutory accounting practices required or permitted by the Applicable Insurance Regulatory Authority;

          (d) as soon as available and in any event within 60 days after the end of each fiscal year of FATICO, the annual Statutory Statement of FATICO (prepared in accordance with statutory accounting practices required or permitted by the Applicable Insurance Regulatory Authority) for such year and as filed with the Insurance Department of the State of California, accompanied by (i) a certificate of a senior financial officer of FATICO stating that said Statutory Statement presents the financial condition of FATICO in accordance with the statutory accounting practices required or permitted by the applicable Insurance Regulatory Authority, (ii) a certificate of a senior financial officer of FATICO, affirming the adequacy of Reserves of FATICO as at the end of such fiscal year and (iii) a report by Milliman & Robertson, Inc. affirming the adequacy of Reserves of FATICO as at the end of such fiscal year;

          (e) promptly upon their becoming available, copies of all registration statements and regular periodic reports, if any, which the Company shall have filed with the Securities and Exchange Commission (or any governmental agency substituted therefor) or any national securities exchange;

          (f) promptly upon the mailing thereof to the shareholders of the Company generally, copies of all financial statements, reports and proxy statements so mailed;

          (g) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Company and its Subsidiaries in an aggregate amount exceeding $10,000,000;

          (h) as soon as received by the Company, a copy of any final financial examination report (including, without limitation, any report in respect of any tri-annual examination conducted by any Applicable Insurance Regulatory Authority) or market conduct examination report issued by or prepared for any governmental authority (including any Applicable Insurance Regulatory Authority and NAIC) with respect to any Insurance Company that is a Material Subsidiary; and to the extent disclosure to the Lenders is permitted by law, a copy of any financial examination report issued by or prepared for any governmental authority (including any Applicable

                               Credit Agreement
                               ----------------

     Bank Regulatory Authority) with respect to the Company, First American Trust or First Security Thrift;

          (i) immediately, notice of actual (or threatened action that could lead to the) suspension, termination or revocation of any License of any Insurance Company which is a Material Subsidiary by any governmental authority (including any Applicable Insurance Regulatory Authority), including any notice by any governmental authority of the commencement of any proceeding, hearing or administrative action to suspend, terminate or revoke any such License as a result of the failure by any such Insurance Company to take or refrain from taking, any action which adversely affects the authority of such Insurance Company to conduct its business after notice thereof by such governmental authority (including any such Applicable Insurance Regulatory Authority);

          (j) promptly after the Company knows or has reason to believe that any insurance, banking or other regulator having jurisdiction over the Company or any of its Material Subsidiaries has commenced any proceeding, issued any order, given notice of a formal hearing, sought relief from any court or taken any similar action with respect to the Company or any of its Material Subsidiaries that seeks to, or would, result in the revocation of any license or authorization of the Company or any of its Material Subsidiaries or materially restrict the ability of the Company or any of its Material Subsidiaries to do business in any jurisdiction, a notice describing in reasonable detail such proceeding, order, hearing or similar action;

          (k)  at the time it furnishes statements pursuant to paragraph (a) or
     (b) above, a certificate of a senior financial officer of the Company which certificate shall list all Subject Property (as such term is defined in Section 8.14 hereof) acquired by the Company and its Subsidiaries during the most recently ended fiscal quarter;

          (l) immediately, but in any event no later than five days after the Company knows that any Applicable Bank Regulatory Authority's specification by regulation of capital levels results in First Security Thrift being designated an "undercapitalized," "significantly undercapitalized" or "critically undercapitalized" institution pursuant to 12 U.S.C. 1831o, a notice identifying such designation and describing in reasonable detail the computations necessary to determine such designation;

          (m) promptly after the Company knows or has reason to believe that any Default has occurred, a notice of such Default describing the same in reasonable detail and, together with such notice or as soon thereafter as possible, a description of the action that the Company has taken or proposes to take with respect thereto;

                               Credit Agreement
                               ----------------

          (n) from time to time such other information regarding the financial condition, operations, business or prospects of the Company or any of its Subsidiaries (including, without limitation, any Plan or Multiemployer Plan and any reports or other information required to be filed under ERISA) as any Lender or the Agent may reasonably request; and

          (o) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

The Company will furnish to each Lender, at the time it furnishes each set of financial statements pursuant to paragraph (a) or (b) above, a certificate of a senior financial officer of the Company (i) to the effect that no Default has occurred and is continuing (or, if any Default has occurred and is continuing, describing the same in reasonable detail and describing the action that the Company has taken or proposes to take with respect thereto) and (ii) setting forth in reasonable detail the computations necessary to determine (x) Deferred Revenues (but only to the extent not already reflected as a discrete item in the set of financial statements furnished with such certificate) and (y) whether the Company is in compliance with Sections 8.08, 8.09, and 8.10 hereof, as of the end of the respective quarterly fiscal period or fiscal year.

          8.02  Litigation.  The Company will promptly give to each Lender
                ----------
notice of all legal or arbitral proceedings, and of all proceedings by or before any governmental or regulatory authority or agency, and any material development in respect of such legal or other proceedings, affecting the Company or any of its Subsidiaries, except proceedings which, if adversely determined, would not have a Material Adverse Effect. Without limiting the generality of the foregoing, the Company will give to each Lender notice of the assertion of any Environmental Claim by any Person against, or with respect to the activities of, the Company or any of its Subsidiaries and notice of any alleged violation of or non-compliance with any Environmental Laws or any permits, licenses or authorizations, other than any Environmental Claim or alleged violation which, if adversely determined, would not have a Material Adverse Effect.

          8.03  Existence, Etc.  (a)  The Company will, and will cause each of
                --------------
its Material Subsidiaries to:

          (i) preserve and maintain its legal existence and all of its material rights, privileges, licenses and franchises; and

          (ii) maintain all of its Properties used or useful (in the good faith opinion of the Company) in its business in good working order and condition, ordinary wear and tear excepted.


                               Credit Agreement
                               ----------------

          (b)  The Company will, and will cause each of its Subsidiaries to:

          (i) comply with the requirements of all applicable laws, rules, regulations and orders of governmental or regulatory authorities if failure to comply with such requirements could have a Material Adverse Effect;

          (ii) pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its Property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves (as required by generally accepted accounting principles or statutory accounting practices, as the case may be) are being maintained;

          (iii) keep adequate records and books of account, in which complete entries will be made in accordance with generally accepted accounting principles or statutory accounting practices, as the case may be, consistently applied; and

          (iv) permit representatives of any Lender or the Agent, during normal business hours under guidance from officers of the Company or its Subsidiaries, to examine, copy and make extracts from its books and records, to inspect any of its Properties, and to discuss its business and affairs with its officers, all to the extent reasonably requested by such Lender or the Agent (as the case may be).

          8.04  Insurance.  The Company will, and will cause each of its
                ---------
Subsidiaries to, keep insured by financially sound and reputable insurers all Property of a character usually insured by corporations engaged in the same or similar business similarly situated against loss or damage of the kinds and in the amounts customarily insured against by such corporations and carry such other insurance as is usually carried by such corporations.

          8.05  Fundamental Changes.  The Company will not, and will not permit
                -------------------
any Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all its assets, or all or substantially all of the stock of any of its Subsidiaries (in each case, whether now owned or hereafter acquired), or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing (i) any Subsidiary may merge into the Company in a transaction in which the Company is the surviving corporation, (ii) any Subsidiary may merge into any Subsidiary in a transaction in which the surviving entity is a Subsidiary, (iii) any Subsidiary may sell, transfer, lease or otherwise dispose of its assets to the Company or to another Subsidiary and (iv) any Subsidiary may liquidate or dissolve if the Company determines in good faith that such liquidation or dissolution is in the best


                               Credit Agreement
                               ----------------
interests of the Company and is not materially disadvantageous to the Lenders; provided that any such merger involving a Subsidiary shall not be permitted
--------
unless the Company or another Subsidiary shall have owned not less than 90% of the voting stock of such Subsidiary immediately prior to such merger.

          8.06  Limitation on Liens.  The Company will not, nor will it permit
                -------------------
any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any of its Property, whether now owned or hereafter acquired, except:

          (a)  Liens created pursuant to the Pledge Agreement;

          (b)  Liens in existence on the date hereof;

          (c) Liens imposed by any governmental authority for taxes, assessments or charges not yet due or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Company or the affected Subsidiaries, as the case may be, in accordance with generally accepted accounting principles (or, in the case of an Insurance Company, statutory accounting practices);

          (d) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or which are being contested in good faith and by appropriate proceedings and Liens securing judgments but only to the extent for an amount and for a period not resulting in an Event of Default under clause (h) of Section 9 hereof;

          (e) pledges or deposits under worker's compensation, unemployment insurance and other social security legislation;

          (f) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds, casualty insurance policies of the type usually carried by corporations engaged in businesses or activities that are the same as or similar to those of the Company and its Subsidiaries and other obligations of a like nature incurred in the ordinary course of business;

          (g) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business and encumbrances consisting of zoning restrictions, easements, licenses, restrictions on the use of Property or minor imperfections in title thereto which, in the aggregate, are not material in amount, and


                               Credit Agreement
                               ----------------
     which do not in any case materially detract from the value of the Property subject thereto or interfere with the ordinary conduct of the business of the Company or any of its Subsidiaries;

          (h) Liens upon Property of any corporation which becomes a Subsidiary of the Company after the date hereof, provided that such Liens are in
                                           --------
     existence at the time such corporation becomes a Subsidiary of the Company and were not created in anticipation thereof;

          (i) Liens upon tangible personal Property used primarily in the ordinary course of the business of the Company and its Subsidiaries and acquired after the date hereof;

          (j)  Liens upon real Property used to secure Indebtedness permitted by
     Section 8.07(i) hereof;

          (k) Liens upon the Property of First American Trust and First American Title & Trust Company which are created in the ordinary course of their respective financial services businesses as such businesses are conducted as of the date hereof;

          (l) Liens upon Property of the Company or any Subsidiary which are created pursuant to real estate exchange transactions (benefitting from the tax treatment of Section 1031 of the Code) in the ordinary course of their respective financial services businesses as such businesses are conducted as of the date hereof;

          (m) Liens upon Property of any Subsidiary of the Company securing Indebtedness of such Subsidiary to the Company or another Subsidiary of the Company that is the direct or indirect parent entity of such Subsidiary permitted by Section 8.07 hereof;

          (n) Liens upon Property of the Company or any of its Subsidiaries securing Arbitrage Loans; provided that no such Lien shall extend to or
                               --------
     cover any such Property other than the securities and/or other investments in which the proceeds of such Arbitrage Loans have been invested; and

          (o)  any extension, renewal or replacement of the foregoing, provided
                                                                       --------
     however, that the Liens permitted hereunder shall not be spread to cover any additional Indebtedness or Property (other than a substitution of like Property).

          8.07  Indebtedness.  The Company will not permit any of its
                ------------
Subsidiaries to, create, incur, assume or suffer to exist any Indebtedness except:


                               Credit Agreement
                               ----------------

          (a)  Indebtedness outstanding on the date hereof;

          (b)  Indebtedness of Subsidiaries secured by Liens permitted under
     Section 8.06(h) hereof up to but not exceeding $50,000,000 at any one time outstanding;

          (c) Indebtedness of the Company to any Subsidiary of the Company, or Indebtedness of any Subsidiary of the Company to the Company or to any other Subsidiary of the Company;

          (d)  Arbitrage Loans;

          (e) Indebtedness of FATICO, First American Title Guaranty Holding Company and First American Home Buyers Protection Corporation with respect to Minority Stockholders Put Obligations;

          (f) Indebtedness of FAREISI and FATICO to the Company representing intercompany loans made by the Company from net proceeds received by the Company from its Equity Issuances;

          (g) additional Indebtedness of the Insurance Companies in respect of letters of credit (or similar instruments) and Guarantees issued in the ordinary course of the title insurance business in connection with settlement of title insurance claims, so long as the aggregate amount of all such Indebtedness does not exceed $10,000,000 at any one time outstanding;

          (h) Indebtedness of Subsidiaries in respect of letters of credit (or similar instruments) and guarantees issued in connection with settlement or administration of claims made against any of its Subsidiary under insurance policies of the type usually carried by corporations engaged in businesses or activities that are the same as or similar to those of the Company and its Subsidiaries;

          (i) Indebtedness incurred by any Subsidiary used to acquire real Property to be occupied by such Subsidiary, so long as the aggregate amount of any such Indebtedness does not exceed 80% of the book value of such real property;

          (j) additional Indebtedness of Subsidiaries not exceeding 20% of Total Stockholder's Equity;

          (k)  Obligations under Sale/Leaseback Transactions permitted by
     Section 8.16 hereof; and


                               Credit Agreement
                               ----------------

          (l)  any extension, renewal or refinancing of the foregoing.

          8.08  Total Stockholders' Equity.  The Company will not permit Total
                --------------------------
Stockholders' Equity to be less than $285,000,000 at any time.

          8.09  Total Debt to Total Capitalization.  The Company will not permit
                ----------------------------------
Total Debt at any time to exceed 40% of Total Capitalization.

          8.10  Minimum Combined Earnings.  The Company will not permit Combined
                -------------------------
Earnings for any period of eight consecutive rolling fiscal quarters to be less than $70,000,000 at any time.

          8.11  Lines of Business.  The Company will not permit, nor will it
                -----------------
permit any of its Subsidiaries to, (a) engage to any substantial extent in any line or lines of business activity other than the businesses it was engaged in on the date hereof or (b) expand into any new markets or product lines substantially different from those in which it was engaged as of the date hereof.

          8.12  Transactions with Affiliates.  The Company will not, and will
                ----------------------------
not permit any of its Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) in the ordinary course of business at prices and on terms and conditions not less favorable to the Company or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties, and (b) transactions between or among the Company and its Wholly Owned Subsidiaries not involving any other Affiliate.

          8.13  Use of Proceeds, Etc.  The proceeds of the Loans will be used
                --------------------
for general corporate purposes. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board of Governors of the Federal Reserve System, including Regulations G, U and X.

          8.14  Foreclosure; Etc.  The Company will not, nor will it permit any
                ----------------
of its Subsidiaries to, acquire ownership or control of any commercial real property with a fair market value of $1,000,000 or more and which is used for commercial purposes by means of the exercise of any right of foreclosure, power of sale or similar remedy it may avail itself of by way of any indenture of mortgage or similar instrument relating to such commercial real property (the "Subject Property"), or accept a deed to the Subject Property in lieu of
-----------------
foreclosure or in settlement of any title insurance claim against it, unless the Company shall have theretofore caused a Phase I Environmental Review (as defined below) with respect to the Subject Property to be conducted. As used herein, the term "Phase I Environmental Review"
          ----------------------------

                               Credit Agreement
                               ----------------
shall mean an environmental survey and assessment prepared by an independent engineer selected by the Company expert in the identification and analysis of environmental risks (such engineer and his agents being referred to as the "Environmental Consultant"), such survey and assessment to (a) estimate current
 ------------------------
liabilities and assess potential sources of future liabilities of any owner or operator of, or any other Person having control of, the Subject Property arising under the Comprehensive Response, Compensation and Liability Act, the Superfund Amendments and Reauthorization Act of 1986, the Resource Conservation and Recovery Act, in each case as amended, and any other act or regulation of any Federal, state or local environmental authority having authority in respect of the Subject Property and (b) be based upon (i) a physical on-site inspection by the Environmental Consultant of the Subject Property (without any excavation of the Subject Property), (ii) interviews by the Environmental Consultant of individuals who have direct managerial responsibility for operations on the Subject Property, (iii) a review by the Environmental Consultant of records relating to current and historical operations conducted at the Subject Property and (iv) as deemed appropriate by the Environmental Consultant, interviews by the Environmental Consultant of individuals in the area in which the Subject Property is located who may have knowledge of current and historical operations conducted at the Subject Property. The Company agrees to provide to any Lender a copy of such Environmental Review within 60 days of any request by such Lender therefor.

          8.15  Communication with Accountants.  The Company agrees to permit
                ------------------------------
the Agent (on behalf of the Lenders) to communicate through a financial officer of the Company with its independent certified public accountants (if no Event of Default has occurred and is continuing), after the Agent obtains the prior consent of the Company (which consent may be oral or written) and further agrees to authorize such accountants on a case by case basis to disclose to the Lenders through the Agent any and all financial statements and other supporting financial documents and schedules, including copies of any management letter with respect to the business, financial condition, and other affairs of the Company and any of its Subsidiaries which may be reasonably requested; provided
                                                                       --------
however, that, after the occurrence and during the continuance of any Event of
-------
Default, the Agent shall not be required to obtain the consent of the Company in order to engage in any direct discussions with such accountants, but the Agent shall be required to provide the Company with the opportunity to participate in such meetings.

          8.16  Sale/Leaseback Transactions.  The Company will not nor will it
                ---------------------------
permit any of its Subsidiaries to enter into any arrangement with any Person whereby the Company or any of its Subsidiaries shall sell or otherwise transfer any of its Property and thereafter rent or lease such Property or similar Property for substantially the same use or uses as the Property sold or transferred (each such arrangement, a "Sale/Leaseback Transaction") if, as a
                                       --------------------------
result thereof, the aggregate amount of rent and lease payments payable in any fiscal year by the Company and its Subsidiaries under all such arrangements would exceed $25,000,000.


                               Credit Agreement
                               ----------------

          Section 9.  Events of Default.  If one or more of the following events
                      -----------------
(herein called "Events of Default") shall occur and be continuing:
                -----------------

          (a) The Company shall default in the payment when due (whether at stated maturity or upon mandatory or optional prepayment) of any principal of any Loan; or the Company shall default in the payment when due of any interest on any Loan or any fee or any other amount payable by it hereunder or under any other Basic Document and such default shall continue unremedied for three Business Days; or

          (b) The Company or any of its Subsidiaries shall default in the payment when due (beyond any applicable period of grace expressly set forth in the governing documents) of any principal of or interest on any of its other Indebtedness aggregating $10,000,000 or more, or in the payment when due of any amount under any Interest Rate Protection Agreement; or any event specified in any note, agreement, indenture or other document evidencing or relating to any such Indebtedness or any event specified in any Interest Rate Protection Agreement shall occur if the effect of such event is to cause, or (with the giving of any notice or the lapse of time or both) to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, such Indebtedness to become due, or to be prepaid in full (whether by redemption, purchase, offer to purchase or otherwise), prior to its stated maturity or to have the interest rate thereon reset to a level so that securities evidencing such Indebtedness trade at a level specified in relation to the par value thereof or, in the case of an Interest Rate Protection Agreement, to permit the payments owing under such Interest Rate Protection Agreement to be liquidated; or

          (c) Any representation, warranty or certification made or deemed made herein or in any other Basic Document (or in any modification or supplement hereto or thereto) by the Company, or any certificate furnished to any Lender or the Administrative Agent pursuant to the provisions hereof or thereof, shall prove to have been false or misleading as of the time made or furnished in any material respect; or

          (d) The Company shall default in the performance of any of its obligations under any of Sections 8.01(l), 8.05, 8.06, 8.07, 8.08, 8.09,
     8.10, 8.12, or 8.14 hereof; or the Company shall default in the performance of any of its obligations under Section 4.02 of the Pledge Agreement; or the Company shall default in the performance of any of its other obligations in this Agreement or any other Basic Document and such default shall continue unremedied for a period of thirty days after notice thereof to the Company by the Administrative Agent or any Lender (through the Administrative Agent); or


                               Credit Agreement
                               ----------------

          (e) The Company or any of its Subsidiaries shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due; or

          (f) The Company or any of its Subsidiaries shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, examiner or liquidator of itself or of all or a substantial part of its Property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Bankruptcy Code, (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement or winding-up, or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code or (vi) take any corporate action for the purpose of effecting any of the foregoing; or

          (g) A proceeding or case shall be commenced, without the application or consent of the Company or any of its Subsidiaries, in any court of competent jurisdiction, seeking (i) its reorganization, liquidation, dissolution, arrangement or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a receiver, custodian, trustee, examiner, liquidator or the like of the Company or such Subsidiary or of all or any substantial part of its Property, or (iii) similar relief in respect of the Company or such Subsidiary under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 or more days; or an order for relief against the Company or such Subsidiary shall be entered in an involuntary case under the Bankruptcy Code; or

          (h) A final judgment or judgments for the payment of money in excess of $5,000,000 in the aggregate (exclusive of judgment amounts fully covered by insurance where the insurer has admitted liability in respect of such judgment) or in excess of $20,000,000 in the aggregate (regardless of insurance coverage) shall be rendered by one or more courts, administrative tribunals or other bodies having jurisdiction against the Company or any of its Subsidiaries and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within 30 days from the date of entry thereof and the Company or the relevant Subsidiary shall not, within said period of 30 days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal; or



                               Credit Agreement
                               ----------------

          (i) Any ERISA Event shall have occurred that, in the opinion of the Majority Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to have a Material Adverse Effect; or

          (j) A reasonable basis shall exist for the assertion against the Company or any of its Subsidiaries of (or there shall have been asserted against the Company or any of its Subsidiaries) claims or liabilities, whether accrued, absolute or contingent, based on or arising from the generation, storage, transport, handling or disposal of Hazardous Materials by the Company or any of its Subsidiaries or Affiliates, or any predecessor in interest of the Company or any of its Subsidiaries or Affiliates, or relating to any site or facility owned, operated or leased by the Company or any of its Subsidiaries or Affiliates, which claims or liabilities (insofar as they are payable by the Company or any of its Subsidiaries but after deducting any portion thereof which is reasonably expected to be paid by other creditworthy Persons jointly and severally liable therefor), in the judgment of the Majority Lenders are reasonably likely to be determined adversely to the Company or any of its Subsidiaries, and the amount thereof is, singly or in the aggregate, reasonably likely to have a Material Adverse Effect; or

          (k) During any period of 25 consecutive calendar months, a majority of the Board of Directors of the Company shall no longer be composed of individuals (i) who were members of said Board on the first day of such period, (ii) whose election or nomination to said Board was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of said Board or (iii) whose election or nomination to said Board was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of said Board; or

          (l) Except for expiration in accordance with its terms, the Pledge Agreement shall be terminated or shall cease to be in full force and effect, for whatever reason; or

          (m) The Company or any of its Subsidiaries shall be required by any Applicable Bank Regulatory Authority, any Applicable Insurance Regulatory Authority or any other similar governmental regulatory authority to enter into, after the date hereof, any indenture, agreement, instrument or other arrangement (including, without limitation, any capital maintenance agreement) that, directly or indirectly, prohibits or restrains, or has the effect of prohibiting or restraining, or imposes materially adverse conditions upon, the incurrence or payment of Indebtedness, the granting of Liens, the declaration or payment of dividends, the making of loans, advances or Investments or the sale, assignment, transfer or other disposition of Property or requires the making of capital contributions to, or other Investments in, any such Subsidiary in an aggregate amount exceeding $5,000,000;


                               Credit Agreement
                               ----------------

THEREUPON: (1) in the case of an Event of Default other than one referred to in clause (f) or (g) of this Section 9 with respect to the Company, the Administrative Agent may and, upon request of the Majority Lenders, shall, by notice to the Company, terminate the Revolving Credit Commitments and/or declare the principal amount then outstanding of, and the accrued interest on, the Loans and, in the case of the Fixed Rate Loan, to the extent lawful, the applicable Make-Whole Amount and all other amounts payable by the Company hereunder and under the Notes (including, without limitation, any amounts payable under Section 5.05 hereof) to be forthwith due and payable, whereupon such amounts shall be immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Company; and (2) in the case of the occurrence of an Event of Default referred to in clause (f) or (g) of this Section 9 with respect to the Company, the Revolving Credit Commitments shall automatically be terminated and the principal amount then outstanding of, and the accrued interest on, the Loans and, in the case of the Fixed Rate Loan, to the extent lawful, the applicable Make-Whole Amount and all other amounts payable by the Company hereunder and under the Notes (including without limitation, any amounts payable under Section 5.05 hereof) shall automatically become immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Company.

          Section 10.  The Administrative Agent.
                       ------------------------

          10.01  Appointment, Powers and Immunities.  Each Lender hereby
                 ----------------------------------
irrevocably appoints and authorizes the Administrative Agent to act as its agent hereunder and under the other Basic Documents with such powers as are specifically delegated to the Administrative Agent by the terms of this Agreement and of the other Basic Documents, together with such other powers as are reasonably incidental thereto. The Administrative Agent (which term as used in this sentence and in Section 10.05 and the first sentence of Section 10.06 hereof shall include reference to its affiliates and its own and its affiliates' officers, directors, employees and agents): (a) shall have no duties or responsibilities except those expressly set forth in this Agreement and in the other Basic Documents, and shall not by reason of this Agreement or any other Basic Document be a trustee for any Lender; (b) shall not be responsible to the Lenders for any recitals, statements, representations or warranties contained in this Agreement or in any other Basic Document, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement or any other Basic Document, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, any Note or any other Basic Document or any other document referred to or provided for herein or therein or for any failure by the Company or any other Person to perform any of its obligations hereunder or thereunder; (c) shall not be required to initiate or conduct any litigation or collection proceedings hereunder or under any other Basic Document; and (d) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other Basic Document or under any other document or instrument referred to or provided for herein


                               Credit Agreement
                               ----------------
or therein or in connection herewith or therewith, except for its own gross negligence or willful misconduct. The Administrative Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith. The Administrative Agent may deem and treat the payee of any Note as the holder thereof for all purposes hereof unless and until a notice of the assignment or transfer thereof shall have been filed with the Administrative Agent, together with the consent of the Company to such assignment or transfer (to the extent provided in Section 11.06(b) hereof).

          10.02  Reliance by Administrative Agent.  The Administrative Agent
                 --------------------------------
shall be entitled to rely upon any certification, notice or other communication (including, without limitation, any thereof by telephone, telecopy, telex, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Administrative Agent. As to any matters not expressly provided for by this Agreement or any other Basic Document, the Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or thereunder in accordance with instructions given by the Majority Lenders, and such instructions of the Majority Lenders and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders.

          10.03  Defaults.  The Administrative Agent shall not be deemed to have
                 --------
knowledge or notice of the occurrence of a Default (other than the non-payment of principal of or interest on Loans or of commitment fees) unless the Administrative Agent has received notice from a Lender or the Company specifying such Default and stating that such notice is a "Notice of Default". In the event that the Administrative Agent receives such a notice of the occurrence of a Default, the Administrative Agent shall give prompt notice thereof to the Lenders (and shall give each Lender prompt notice of each such non-payment).
The Administrative Agent shall (subject to Section 10.07 hereof) take such action with respect to such Default as shall be directed by the Majority Lenders, provided that, unless and until the Administrative Agent shall have
         --------
received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interest of the Lenders except to the extent that this Agreement expressly requires that such action be taken, or not be taken, only with the consent or upon the authorization of the Majority Lenders or all of the Lenders.

          10.04  Rights as a Lender.  With respect to its Commitment and the
                 ------------------
Loans made by it, Chase (and any successor acting as Administrative Agent) in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as the Administrative Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include the Administrative Agent in its individual capacity. Chase (and any successor acting as Administrative Agent) and


                               Credit Agreement
                               ----------------
its affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to, make investments in and generally engage in any kind of banking, trust or other business with the Company (and any of its Subsidiaries or Affiliates) as if it were not acting as the Administrative Agent, and Chase and its affiliates may accept fees and other consideration from the Company for services in connection with this Agreement or otherwise without having to account for the same to the Lenders.

          10.05  Indemnification.  The Lenders agree to indemnify the
                 ---------------
Administrative Agent (to the extent not reimbursed under Section 11.03 hereof, but without limiting the obligations of the Company under said Section 11.03, ratably in accordance with the aggregate principal amount of the Fixed Rate Loans, Revolving Credit Loans, and unused Revolving Credit Commitments held by the Lenders, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against the Administrative Agent (including by any Lender) arising out of or by reason of any investigation in or in any way relating to or arising out of this Agreement or any other Basic Document or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (including, without limitation, the costs and expenses that the Company is obligated to pay under Section 11.03 hereof, but excluding, unless a Default has occurred and is continuing, normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents, provided that no Lender
                                                        --------
shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the party to be indemnified.

          10.06  Non-Reliance on Administrative Agent and Other Lenders.  Each
                 ------------------------------------------------------
Lender agrees that it has, independently and without reliance on the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Company and its Subsidiaries and decision to enter into this Agreement and that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement. The Administrative Agent shall not be required to keep itself informed as to the performance or observance by the Company of this Agreement or any of the other Basic Documents or any other document referred to or provided for herein or therein or to inspect the Properties or books of the Company or any of its Subsidiaries. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Company or any of its Subsidiaries (or any of


                               Credit Agreement
                               ----------------
their affiliates) that may come into the possession of the Administrative Agent or any of its affiliates.

          10.07  Failure to Act.  Except for action expressly required of the
                 --------------
Administrative Agent hereunder and under the other Basic Documents, the Administrative Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction from the Lenders of their indemnification obligations under Section 10.05 hereof against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.

          10.08  Resignation or Removal of Administrative Agent.  Subject to the
                 ----------------------------------------------
appointment and acceptance of a successor Administrative Agent as provided below, the Administrative Agent may resign at any time by giving notice thereof to the Lenders and the Company, and the Administrative Agent may be removed at any time with or without cause by the Majority Lenders. Upon any such resignation or removal, the Majority Lenders shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Majority Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent's giving of notice of resignation or the Majority Lenders' removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, that shall be a bank which has an office in New York, New York with a combined capital and surplus of at least $1,000,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Section 10 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent.

          10.09  Consents under Basic Documents.  The Administrative Agent may,
                 ------------------------------
with the prior consent of the Majority Lenders (but not otherwise), consent to any modification, supplement or waiver under any of the Basic Documents (other than this Agreement), provided that, without the prior consent of each Lender,
                      --------
the Administrative Agent shall not (except as provided herein or in the Pledge Agreement) release any collateral or otherwise terminate any Lien under the Pledge Agreement, or agree to additional obligations being secured by such collateral security (unless the Lien for such additional obligations shall be junior to the Lien in favor of the other obligations secured by the Pledge Agreement), except that no such consent shall be required, and the Administrative Agent is hereby authorized, to release any Lien covering Property which is the subject of a disposition of Property permitted hereunder or to which the Majority Lenders have consented.


                               Credit Agreement
                               ----------------

          Section 11.  Miscellaneous.
                       -------------

          11.01  Waiver.  No failure on the part of the Administrative Agent or
                 ------
any Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement or any Note shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement or any Note preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

          11.02  Notices.  All notices, requests and other communications
                 -------
provided for herein and under the Pledge Agreement (including, without limitation, any modifications of, or waivers or consents under, this Agreement) shall be given or made in writing (including, without limitation, by telecopy) delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof; or, as to any party, at such other address as shall be designated by such party in a notice to each other party. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopier or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

          11.03  Expenses, Etc.  The Company agrees to pay or reimburse each of
                 -------------
the Lenders and the Administrative Agent for paying: (a) all reasonable out-of-pocket costs and expenses of the Administrative Agent (including, without limitation, the reasonable fees and expenses of Milbank, Tweed, Hadley & McCloy, special New York counsel to Chase), in connection with (i) the negotiation, preparation, execution and delivery of this Agreement and the other Basic Documents and the making of the Loans hereunder and (ii) any modification, supplement or waiver of any of the terms of this Agreement or any of the other Basic Documents; (b) all reasonable costs and expenses of the Lenders and the Administrative Agent (including, without limitation, reasonable counsels' fees) in connection with (i) any Default and any enforcement or collection proceedings resulting therefrom or in connection with the negotiation of any restructuring or "work-out" (whether or not consummated), or the obligations of the Company hereunder and (ii) the enforcement of this Section 11.03; and (c) all transfer, stamp, documentary or other similar taxes (other than income taxes), assessments or charges levied by any governmental or revenue authority in respect of this Agreement or any of the other Basic Documents or any other document referred to herein or therein and all costs, expenses, taxes (other than income taxes), assessments and other charges incurred in connection with any filing, registration, recording or perfection of any security interest contemplated by any Basic Document or any other document referred to therein.

          The Company hereby agrees (i) to indemnify the Administrative Agent and each Lender and their respective directors, officers, employees, attorneys and agents from, and hold


                               Credit Agreement
                               ----------------
each of them harmless against, any and all losses, liabilities, claims, damages or expenses incurred by any of them (including, without limitation, any and all losses, liabilities, claims, damages or expenses incurred by the Administrative Agent to any Lender, whether or not the Administrative Agent or any Lender is a party thereto) arising out of or by reason of any investigation or litigation or other proceedings (including any threatened investigation or litigation or other proceedings) relating to the extensions of credit hereunder or any actual or proposed use by the Company or any of its Subsidiaries of the proceeds of any of the extensions of credit hereunder, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation or litigation or other proceedings (but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified) and (ii) not to assert any claim against the Administrative Agent, any Lender, any of their affiliates, or any of their respective directors, officers, employees, attorneys and agents, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to any of the transactions contemplated herein or in any other Basic Document. Without limiting the generality of the foregoing, the Company will indemnify the Administrative Agent and each Lender from, and hold the Administrative Agent and each Lender harmless against, any losses, liabilities, claims, damages or expenses described in the preceding sentence (but excluding, as provided in the preceding sentence, any loss, liability, claim, damage or expense incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified) arising under any Environmental Law as a result of the past, present or future operations of the Company or any of its Subsidiaries (or any predecessor in interest to the Company or any of its Subsidiaries), or the past, present or future condition of any site or facility owned, operated or leased by the Company or any of its Subsidiaries (or any such predecessor in interest), or any Release or threatened Release of any Hazardous Materials from any such site or facility, including any such Release or threatened Release which shall occur during any period when the Administrative Agent or any Lender shall be in possession of any such site or facility following the exercise by the Administrative Agent or any Lender of any of its rights and remedies hereunder or under the Pledge Agreement unless such Release or threatened Release is caused by the Administrative Agent or such Lender.

          11.04  Amendments, Etc.  Except as otherwise expressly provided in
                 ---------------
this Agreement, any provision of this Agreement may be modified or supplemented only by an instrument in writing signed by the Company, the Administrative Agent and the Majority Lenders, or by the Company and the Administrative Agent acting with the consent of the Majority Lenders, and any provision of this Agreement may be waived by the Majority Lenders or by the Administrative Agent acting with the consent of the Majority Lenders; provided that: in addition to the
                                     --------
foregoing, (a) no modification, supplement or waiver shall, unless by an instrument signed by all of the Lenders or by the Administrative Agent acting with the consent of all of the Lenders: (i) extend the date fixed for the payment of any fee


                               Credit Agreement
                               ----------------
hereunder, (ii) reduce the rate at which any fee is payable hereunder, (iii) alter the terms of this Section 11.04, (iv) modify the definition of the term "Majority Lenders" or modify in any other manner the number or percentage of the Lenders required to make any determinations or waive any rights hereunder or to modify any provision hereof, or (v) waive any of the conditions precedent set forth in Section 6 hereof; (b) no modification, supplement or waiver shall, unless by an instrument signed by all of the Revolving Credit Lenders or by the Administrative Agent acting with the consent of all of the Revolving Credit Lenders (i) extend the date fixed for the payment of principal of or interest on any Revolving Credit Loan (ii) reduce the amount of any such payment of principal, (iii) reduce the rate at which interest is payable thereon, (iv) alter the rights or obligations of the Company to prepay Revolving Credit Loans, or (v) modify the definition of the term "Majority Revolving Credit Lenders";
(c) no modification, supplement or waiver shall, unless by an instrument also signed by the Fixed Rate Lender (i) extend the date fixed for the payment of principal of or interest on the Fixed Rate Loan (ii) reduce the amount of any such payment of principal, (iii) reduce the rate at which interest is payable thereon, (iv) alter the rights or obligations of the Company to prepay the Fixed Rate Loan; and (d) any modification or supplement of Section 10 hereof shall require the consent of the Administrative Agent.

          11.05  Successors and Assigns.  This Agreement shall be binding upon
                 ----------------------
and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

          11.06  Assignments and Participations.
                 ------------------------------

          (a) The Company may not assign any of its rights or obligations hereunder or under the Notes without the prior consent of all of the Lenders and the Administrative Agent.

          (b)  Each Lender may assign any of its Loans and its Note; provided
                                                                     --------
that (i) no partial assignment of the Fixed Rate Loan (together with the Fixed Rate Note) shall be permitted hereunder; (ii) any such partial assignment (not otherwise prohibited by clause (i) above) shall be in an amount at least equal to $5,000,000; (iii) each such assignment by a Revolving Credit Lender of its Revolving Credit Loans or Revolving Credit Note shall be made in such manner so that the same portion of its Revolving Credit Loans and Revolving Credit Note is assigned to the respective assignee; and (iv) each assignment by a Revolving Credit Lender of its Revolving Credit Loans or Revolving Credit Commitment shall be made in such a manner so that the same portion of its Revolving Credit Loans and Revolving Credit Commitment is assigned to the assignee. Upon execution and delivery by the assignee to the Company and the Administrative Agent of an instrument in writing pursuant to which such assignee agrees to become a "Lender" hereunder (if not already a Lender) having the Loans specified in such instrument, the assignee shall have, to the extent of such assignment, the obligations, rights and benefits of a Lender hereunder holding the Loans (or portions thereof) assigned to it (in addition to the Loans theretofore held by such assignee). Upon each such


                               Credit Agreement
                               ----------------
assignment the assigning Lender shall pay the Administrative Agent an assignment fee of $2,000.

          (c) A Lender may sell or agree to sell to one or more other Persons a participation in all or any part of its Loans, in which event each purchaser of a participation (a "Participant") which, except as otherwise provided in Section
                    -----------
4.07(c) hereof, shall not have any other rights or benefits under this Agreement or any Note or any other Basic Document (the Participant's rights against such Lender in respect of such participation to be those set forth in the agreements executed by such Lender in favor of the Participant). All amounts payable by the Company to any Lender under Section 5 hereof in respect of its Loans shall be determined as if such Lender had not sold or agreed to sell any participations in such Loans, and as if such Lender were funding each of such Loan in the same way that it is funding the portion of such Loan in which no participations have been sold. In no event shall a Lender that sells a participation agree with the Participant to take or refrain from taking any action hereunder or under any other Basic Document except that such Lender may agree with the Participant that it will not, without the consent of the Participant, agree to (i) extend the date fixed for the payment of principal of or interest on the related Loan or Loans or any portion of any fee hereunder payable to the Participant, (ii) reduce the amount of any such payment of principal, (iii) reduce the rate at which interest is payable thereon, or any fee hereunder payable to the Participant, to a level below the rate at which the Participant is entitled to receive such interest or fee, (iv) alter the rights or obligations of the Company to prepay the related Loans or (v) consent to any modification, supplement or waiver hereof or of any of the other Basic Documents to the extent that the same, under Section 10.09 or 11.04 hereof, requires the consent of each Lender.

          (d) In addition to the assignments and participations permitted under the foregoing provisions of this Section 11.06, any Lender may assign and pledge all or any portion of its Loan and its Note to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Lender from its obligations hereunder.

          (e) Subject to Section 11.12 hereof, a Lender may furnish any information concerning the Company or any of its Subsidiaries in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants).

          (f) Anything in this Section 11.06 to the contrary notwithstanding, no Lender may assign or participate any interest in any Loan held by it hereunder to the Company or any of its Affiliates or Subsidiaries without the prior written consent of each Lender.

          11.07  Survival.  The obligations of the Company under Sections 5.01,
                 --------
5.05, 5.06 and 11.03 hereof, the obligations of the Lenders under Section 10.05 hereof and, to the


                               Credit Agreement
                               ----------------
extent set forth in Section 5.10 of the Pledge Agreement, the provisions of
Section 10 hereof shall survive the repayment of the Loans and the termination of the Revolving Credit Commitments. In addition, each representation and warranty made, or deemed to be made by the notice of borrowing, herein or pursuant hereto shall survive the making of such representation and warranty, and no Lender shall be deemed to have waived, by reason of making its Loan, any Default which may arise by reason of such representation or warranty proving to have been false or misleading, notwithstanding that such Lender or the Administrative Agent may have had notice or knowledge or reason to believe that such representation or warranty was false or misleading at the time such Loan was made.

          11.08  Captions.  The table of contents and captions and section
                 --------
headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

          11.09  Counterparts.  This Agreement may be executed in any number of
                 ------------
counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

          11.10  Governing Law; Submission to Jurisdiction.  This Agreement and
                 -----------------------------------------
the Notes shall be governed by, and construed in accordance with, the law of the State of New York. The Company hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York state court sitting in New York City for the purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. The Company irrevocably waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

          11.11  Waiver of Jury Trial.  EACH OF THE COMPANY, THE ADMINISTRATIVE
                 --------------------
AGENT AND THE LENDERS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

          11.12  Treatment of Certain Information; Confidentiality.
                 -------------------------------------------------

          (a) The Company acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to the Company or one or more of its Subsidiaries (in connection with this Agreement or otherwise) by any Lender or by one or more subsidiaries or affiliates of such Lender and the Company hereby authorizes each


                               Credit Agreement
                               ----------------

Lender to share any information delivered to such Lender by the Company and its Subsidiaries pursuant to this Agreement, or in connection with the decision of such Lender to enter into this Agreement, to any such subsidiary or affiliate, it being understood that any such subsidiary or affiliate receiving such information shall be bound by the provisions of clause (b) below as if it were a Lender hereunder.

          (b) Each Lender and the Administrative Agent agrees (on behalf of itself and each of its affiliates, directors, officers, employees and representatives) to use reasonable precautions to keep confidential, in accordance with their customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices, any non-public information supplied to it by the Company pursuant to this Agreement which is identified by the Company as being confidential at the time the same is delivered to the Lenders or the Administrative Agent, provided that nothing
                                                      --------
herein shall limit the disclosure of any such information (i) to the extent required by statute, rule, regulation or judicial process, (ii) to counsel for any of the Lenders or the Administrative Agent, (iii) to bank examiners, auditors or accountants, (iv) to the Administrative Agent or any other Lender (or to Chase Securities Inc.), (v) in connection with any litigation to which any one or more of the Lenders or the Administrative Agent is a party, (vi) to a subsidiary or affiliate of such Lender as provided in clause (a) above or (vii) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) first executes and delivers to the respective Lender a Confidentiality Agreement substantially in the form of Exhibit C hereto; provided, further, that in no
                                               --------  -------
event shall any Lender or the Administrative Agent be obligated or required to return any materials furnished by the Company. The obligations of each Lender under this Section 11.12 shall supersede and replace the obligations of such Lender under the confidentiality letter in respect of this financing signed and delivered by such Lender to the Company prior to April 21, 1992.

          11.13  Amendment Fees.  Anything in this Agreement to the contrary
                 --------------
notwithstanding, the Company, the Administrative Agent and each Lender hereby agrees that any payment of fees after the date hereof by the Company to the Lenders in connection with effecting any amendment hereto (other than an amendment of the type described in Section 11.04(b) or (c) hereof) shall be made for account of all of the Lenders who execute and deliver such amendment in accordance with the respective unpaid principal amounts of the Loans held by them, provided however, that in no event (i) shall the amendment fee payable to
      --------
the Fixed Rate Lender (for its execution and delivery of any amendment) pursuant to the foregoing provision be less than the greatest amount of any such amendment fee payable to any Revolving Credit Lender and (ii) shall the foregoing provision apply to any payment of any fee to the Administrative Agent.

          11.14  Pledge Agreement.
                 ----------------

                               Credit Agreement
                               ----------------

          (a)  Amendment to Pledge Agreement.  By its signature below, each of
               -----------------------------
the parties hereto agrees that references to the "Credit Agreement" in the Pledge Agreement shall be deemed to references to this Amended and Restated Credit Agreement.

          (b)  Termination of Pledge Agreement.  By its signature below, each of
               -------------------------------
the parties hereto agrees that upon the repayment of the Fixed Rate Loan and all other amounts owing to the Fixed Rate Lender hereunder (including, without limitation, interest and fees), and upon notice in writing from the Fixed Rate Lender to the Administrative Agent to such effect, the Pledge Agreement shall terminate and no longer be in force and effect.


                               Credit Agreement
                               ----------------

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.


                              THE FIRST AMERICAN FINANCIAL
                                CORPORATION



                              By  /s/ THOMAS A. KLEMENS
                                  ------------------------------------------
                                  Title:  Executive Vice President and Chief
                                          Financial Officer


                              By  /s/ MARK R. ARNESEN
                                  ------------------------------------------
                                  Title: V.P./Secretary

                              Address for Notices:

                              The First American Financial
                                Corporation
                              114 East Fifth Street
                              Santa Ana, California  92701-4642

                              Attention:  Parker S. Kennedy
                                          President

                              Telecopier No.:  (714) 647-4427

                              Telephone No.:  (714) 558-3211


                               Credit Agreement
                               ----------------

                              LENDERS
                              -------

Revolving Credit              THE CHASE MANHATTAN BANK
Commitment
----------------

 $18,750,000
                              By /s/ DEBORAH VAN ZIJL
                                 --------------------------
                                 Title: Vice President

                              Lending Office for all Loans:

                              The Chase Manhattan Bank
                              1 Chase Manhattan Plaza
                              New York, New York 10081

                              Address for Notices:

                              The Chase Manhattan Bank
                              1 Chase Manhattan Plaza
                              8th Floor
                              New York, New York  10081

                              Attention:  Laura Rebecca
                                          New York Agency

                              Telecopier No.:  (212) 552-7490

                              Telephone No.:  (212) 552-7253


                               Credit Agreement
                               ----------------

Revolving Credit              SANWA BANK CALIFORNIA
Commitment
----------------

 $18,750,000
                              By /s/ RITA RAYCHAUDHURI
                                 ---------------------
                                 Title: Vice President

                              Lending Office:

                              Sanwa Bank California
                              15165 Ventura Blvd.
                              Suite 445
                              Sherman Oaks, CA 91403

                              Address for Notices:

                              Sanwa Bank California
                              15165 Ventura Blvd.
                              Suite 445
                              Sherman Oaks, CA 91403

                              Attention:  Rita Ray Chaydhuri

                              Telecopier No.:  (818) 905-1002

                              Telephone No.:  (818) 905-0853


                               Credit Agreement
                               ----------------

Revolving Credit              UNION BANK OF CALIFORNIA, N.A.
Commitment
----------------

 $18,750,000
                              By /s/ D S LAMBELL
                                 ----------------------------
                                 Title: Vice President

                              Lending Office:

                              Union Bank of California, N.A.
                              Commercial Portfolio Administration
                              500 S. Main Street, Suite 201
                              Orange, California  92868

                              Address for Notices:

                              Union Bank of California, N.A.
                              Commercial Portfolio Administration
                              500 S. Main Street, Suite 201
                              Orange, California  92868

                              Attention:  Douglas S. Lambell
                                          Vice President

                              Telecopier No.:  (714) 565-5770

                              Telephone No.:  (714) 565-5716


                               Credit Agreement
                               ----------------

Revolving Credit              COMERICA BANK
Commitment
----------------

 $18,750,000
                              By /s/ EMMANUEL SKIVOFILAX
                                 --------------------------------
                                 Title: Corporate Banking Officer

                              Lending Office:

                              Comerica Bank
                              500 Woodward Avenue
                              Detroit, MI 48226

                              Address for Notices:

                              Comerica Bank
                              1920 Main Street, Suite 1150
                              Irvine, CA 92714

                              Attention:  Emmanuel M. Skevofilax

                              Telecopier No.:  (714) 476-1222

                              Telephone No.:  (714) 476-1933


                               Credit Agreement
                               ----------------

Revolving Credit              WELLS FARGO BANK, N.A.
Commitment
----------------

 $ 0
                              By /s/ SANDRA MARTIN
                                 ---------------------
                                 Title: Vice President

                              Address for Notices:

                              Wells Fargo Bank, N.A.
                              2030 Main Street
                              Suite 900
                              Irvine, CA 92714

                              Attention:  Sandra Martin

                              Telecopier No.:  (714) 261-1830

                              Telephone No.:  (714) 251-4156


                               Credit Agreement
                               ----------------

Revolving Credit              NBD BANK, N.A.
Commitment                      (formerly National Bank of Detroit)
----------------

 $ 0

                              By /s/ DEBORAH A. PYNE
                                 ---------------------------
                                 Title: First Vice President

                              Address for Notices:

                              NBD First Chicago
                              777 S. Figueroa Street
                              4th Floor
                              Los Angeles, CA  90017-5800

                              Attention:  Thomas C. Williams
                                          Managing Director

                              Telecopier No.:  (213) 683-6407

                              Telephone No.:  (213) 683-4944


                               Credit Agreement
                               ----------------

Principal Amount of the       THE CANADA LIFE ASSURANCE COMPANY
Fixed Rate Loan as of
the Effective Date
-----------------------
 $6,140,000                   CHASE MANHATTAN BANK, AS NOMINEE FOR
                              THE CANADA LIFE ASSURANCE COMPANY

                              By /s/ KENNETH PETERS
                                 ----------------------------
                                 Title: Vice President

                              Lending Office:

                              The Canada Life Assurance Company
                              330 University Avenue, U-6
                              Toronto, Ontario
                              Canada M5G 1R8

                              Attention:  U.S. Private
      Placements

                              Address for Notices:

                              The Canada Life Assurance Company
                              330 University Avenue
                              Toronto, Ontario
                              Canada M5G 1R8

                              Attention:  Supervisor,
                                          Securities Accounting

                              Telecopier No.:  (416) 597-2609

                              Telephone No.:  (416) 597-1456


                               Credit Agreement
                               ----------------

                              THE CHASE MANHATTAN BANK,
                                as Administrative Agent


                              By /s/ DEBORAH VAN ZIJL
                                 ---------------------
                                 Title: Vice President

                              Address for Notices to
                                Chase as Administrative Agent:

                              The Chase Manhattan Bank
                              1 Chase Manhattan Plaza
                              8th Floor
                              New York, New York  10081

                              Attention:  Laura Rebecca
                                          New York Agency

                              Telecopier No.:  (212) 552-7490

                              Telephone No.:  (212) 552-7253

                                                                      Schedule I


      The First American Financial Corporation and Subsidiary Companies
                             Environmental Matters



-None-

                                                                     Schedule II

       The First American Financial Corporation and Subsidiary Companies
        Liens Securing Indebtedness Greater Than or Equal to $5,000,000



 -None-

                                                                    Schedule III


       The First American Financial Corporation and Subsidiary Companies
               Indebtedness Greater Than or Equal to $5,000,000

       Description                                                             Rate                      Balance
------------------------                                                    ---------                  ------------
Capital Securities (Liquidation Amount $1,000 per                              8.50%                   $100,000,000
Capital Security) issued by First American Capital
Trust 1 (the "Trust") pursuant to the Amended and
Restated Declaration of Trust dated as of April 22, 1997,
among The First American Financial Corporation (the
"Company"), as sponsor, Thomas A. Klemens and
Parker S. Kennedy, as regular trustees of the Trust, and
Wilmington Trust Company, as Delaware trustee and
property trustee of the Trust, which Capital Securities,
together with the Common Securities of the Trust
(collectively, the "Trust Securities"), represent undivided
beneficial ownership interests in the $103,093,000 aggregate principal amount of 8.50% Junior Subordinated Debentures
due April 15, 2012, issued by the Company pursuant to the
Junior Subordinated Indenture dated as of April 22, 1997,
between the Company and Wilmington Trust Company, as
trustee, and acquired by the Trust.  The Company has guaranteed certain payments in respect of the Trust Securities pursuant to the Guarantee Agreement, dated as of April 22, 1997, made by the Company in favor of Wilmington Trust Company, as guarantee trustee for the benefit of the holders of the Trust Securities.


Sale/leaseback of furniture, fixtures and equipment                           10.34%                    $16,960,000
pursuant to Master Lease Agreement dated as of
December 12, 1994, between the Company and
General Electric Capital Corporation, for
itself and as agent for certain participants.


                                                                       EXHIBIT A

                             REVOLVING CREDIT NOTE



$18,750,000                                                        July 29, 1997
                                                              New York, New York

          FOR VALUE RECEIVED, THE FIRST AMERICAN FINANCIAL CORPORATION, a California corporation (the "Company"), hereby promises to pay to SANWA BANK
                             -------
CALIFORNIA (the "Lender"), for account of the Lender's respective Applicable
                 ------
Lending Offices provided for by the Credit Agreement (as such term is defined below), at the principal office of The Chase Manhattan Bank in New York, New York, the principal sum of Eighteen Million Seven Hundred Fifty Thousand Dollars (or such lesser amount as shall equal the unpaid principal amount of the Revolving Credit Loans made to the Company under the Credit Agreement and held by the Lender), in lawful money of the United States of America and in immediately available funds, in installments on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Loan, at such office, in like money and funds, for the period commencing on the date of such Loan until such Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

          The date, amount, Type, interest rate and duration of Interest Period (if applicable) of each of the Revolving Credit Loans made by the Lender to the Company, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of this Note, endorsed by the Lender on the schedule attached hereto or any continuation thereof, provided that the failure of the Lender to make any such recordation or
         --------
endorsement shall not affect the obligations of the Company to make a payment when due of any amount owing under the Credit Agreement or hereunder in respect of such Loans.

          This Note is one of the Revolving Credit Notes referred to in the Amendment and Restatement dated as of July 29, 1997 of the Amendment and Restatement dated as of April 28, 1993 of the Credit Agreement dated as of April 21, 1992 (as amended and supplemented from time to time, the "Credit Agreement")
                                                              ----------------
between the Company, the lenders named therein and The Chase Manhattan Bank, as Administrative Agent, and evidences Revolving Credit Loans made thereunder and held by the Lender and is entitled to the benefits of certain security as further described therein. Terms used but not defined in this Note have the respective meanings assigned to them in the Credit Agreement.

          The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayments of the Loans evidenced hereby upon the terms and conditions specified therein.

          Except as permitted by Section 11.06(b) of the Credit Agreement, this Note may not be assigned by the Lender to any other Person.

          This Note shall be governed by, and construed in accordance with, the law of the State of New York.

                                       THE FIRST AMERICAN FINANCIAL
                                         CORPORATION


                                       By_________________________
                                         Title:


                                       By_________________________
                                         Title:

                      SCHEDULE OF REVOLVING CREDIT LOANS


          This Note evidences Revolving Credit Loans made, Continued or Converted under the within-described Credit Agreement, on the dates, in the principal amounts, of the Types, bearing interest at the rates and having Interest Periods (if applicable) of the durations set forth below, subject to the payments, Continuations, Conversions and prepayments of principal set forth below:

Date
Loan Made,                                                  Amount
Paid, Pre-                                     Duration     Paid, Pre-  Unpaid
paid, Con-      Principal   Type               of           paid, Con-  Prin-
tinued or       Amount of   of      Interest   Interest     tinued or   cipal    Notation
Converted       Loan        Loan    Rate       Period       Converted   Amount   Made by
----------      ---------   ----    --------   --------     ----------  ------   --------

                                                                       EXHIBIT B

                  [Form of Opinion of Counsel to the Company]


                               ___________, 1997


To the Lenders party to the
 Credit Agreement referred to
 below and The Chase Manhattan
 Bank, as Administrative Agent

                   Re:  Amended and Restated Credit Agreement

Ladies and Gentlemen:

     I am corporate counsel of The First American Financial Corporation, a California corporation (the "Company"), and have acted in such capacity in
                             -------
connection with the Amendment and Restatement dated as of __________, 1997 to the Amendment and Restatement dated as of April 28, 1993, of the Credit Agreement dated as of April 21, 1992, among the Company, the lenders party thereto and The Chase Manhattan Bank, as Administrative Agent (the "Credit
                                                                    ------
Agreement").  Unless otherwise defined herein, capitalized terms shall have the
---------
meanings given thereto in the Credit Agreement.

     In rendering the opinions expressed below, I have examined the Credit Agreement and the Notes issued in connection therewith (collectively, the

"Credit Documents"), and the originals or conformed copies of such resolutions,
-----------------
corporate records, agreements and instruments of the Company and its Subsidiaries, certificates of public officials and of officers of the Company and its Subsidiaries, and such other documents and records, and such matters of law, as I have deemed appropriate as a basis for the opinions hereinafter expressed. In such examination and investigation, I have assumed the genuineness of all signatures (other than those of officers of the Company), the legal capacity of natural persons, the authenticity of all documents submitted as originals and the conformity to original documents of documents submitted as certified or photostatic copies. I have also assumed that each of the Credit Documents has been or will be duly authorized, executed and delivered by the parties thereto other than the Company and constitutes or will constitute a valid, legal and binding obligation of all such other parties.

     In rending this opinion, I do not express any opinion concerning any law other than the law of the State of California and the federal law of the United States.

     Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth below, I am of the opinion that:

     1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of California and has the necessary corporate power to make and perform the Credit Agreement and the Notes and to borrow under the Credit Agreement.

     2. The execution, delivery and performance by the Company of the Credit Documents and the borrowing by the Company under the Credit Agreement have been duly authorized by all necessary corporate action, and do not and will not violate any provision of law or regulation or any provision of the Company's charter or bylaws or result in the breach of, or constitute a default or require any consent (other than consents which have been obtained) under, or (except for the Liens created pursuant to the Pledge Agreement) result in the creation of any Lien upon any of the Properties, revenues or assets of the Company pursuant to, any indenture or other agreement or instrument of which I have knowledge (after due inquiry) to which the Company is a party or by which the Company or its Properties may be bound.

     3. The Credit Agreement constitutes, and each of the Notes, when executed and delivered for value, will constitute, legal, valid and binding obligations of the Company enforceable against it in accordance with their respective terms, except (a) as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally, (b) that the enforceability of such Credit Documents is subject to the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including, without limitation, (i) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (ii) concepts of materiality, reasonableness, good faith and fair dealing.

     4. Except as disclosed to the Lenders prior to the date hereof, there are no legal or arbitral proceedings, and no proceedings by or before any governmental or regulatory authority or agency, pending or (to my knowledge after due inquiry) threatened against or affecting the Company, or any Properties or rights of the Company, which, if adversely determined, would have a Material Adverse Effect.

     5. Except for the filing by the Company of the Relevant 8-K Report and copies of the Credit Agreement with the Securities and Exchange Commission and the New York Stock Exchange, Inc., no authorizations, consents, approvals, licenses, filings or registrations with, any governmental or regulatory authority or agency are required in connection with the execution, delivery or performance by the Company for the Credit Documents.

     6. Neither the Company nor any of its Subsidiaries is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

     7. The foregoing opinions are also subject to the following additional limitations, qualifications, exceptions and assumptions:

          a. In rending my opinion in paragraph 3 above, I have assumed that the Credit Documents are governed by the laws of the State of California.

          b. I express no opinion as to whether or not the execution, delivery or performance by the Company of the Credit Documents will conflict with or result in a breach of, or constitute a default under, any covenant, restriction or provision with respect to financial ratios or tests or any aspect of the financial condition or results of operation of the Company (other than covenants or restrictions that relate to the incurrence of indebtedness and the incurrence of liens) under any indenture or other agreement or instrument.

          c. I express no opinion as to whether a federal or state court would give effect to the choice of New York law provided for in the Credit Documents.

          d. In rendering my opinion set forth in paragraph 4, I advise you that I have not conducted any search of any court docket.

          e. I express no opinion as to (i) Section 4.07(c) of the Credit Agreement, (ii) the second sentence of Section 11.10 of the Credit Agreement insofar as such sentence relates to the subject matter jurisdiction of the United State District Court for the Southern District of New York to adjudicate any controversy related to any of the Credit Documents or (iii) the waiver of inconvenient forum set forth in
        Section 11.10 of the Credit Agreement with respect to proceedings in the United States District Court for the Southern District of New York.

          f. I express no opinion as to whether a court would grant specific performance or any other suitable remedy with respect to any Credit Document. However, the Credit Documents contain, in my opinion, adequate remedial provisions for the practical realization of the rights and benefits purported to be afforded thereby.

          g. The enforceability of Section 11.03 of the Credit Agreement may be limited by laws rendering unenforceable indemnification contrary to federal or state securities laws and the public policy underlying such laws.

          h. The enforceability of provisions in the Credit Documents to the effect that terms may not be waived or modified except in writing may be limited under certain circumstances.

          i. I express no opinion as to the effect of the laws of any jurisdiction in which any Lender is located (other than any California) that limits the interest, fees or other charges it may impose.

          j. To the extent that my opinions set forth above involve factual determinations as to what may, or may not, constitute a Material Adverse Effect, I have relied with your approval upon certifications of the Company.

          k. I am a member of the Bar of the State of California and do not hold myself out as being conversant with, and express no opinion as to, the laws of any jurisdiction other than those of the United States of America and the State of California.

     The opinions expressed herein are solely for your benefit (and for the benefit of your successors and assigns) and may not be relied upon in any manner for any purpose by any other person without my prior written consent in each instance.

                                       Very truly yours,

                                                                       EXHIBIT C


                      [Form of Confidentiality Agreement]


                           CONFIDENTIALITY AGREEMENT


                                  [Date]


[Insert Name and
 Address of Prospective
 Participant or Assignee]


     Re: Amended and Restated Credit Agreement dated as of ___________, 1997
         (the "Credit Agreement"), between The First American Financial
               ----------------
         Corporation (the "Company"), the lenders named therein and The Chase
                           -------
         Manhattan Bank, as Administrative Agent.

Dear Ladies and Gentlemen:

     As a Lender party to the Credit Agreement, we have agreed with the Company pursuant to Section 11.12 of the Credit Agreement to use reasonable precautions to keep confidential, except as otherwise provided therein, all non-public information identified by the Company as being confidential at the time the same is delivered to us pursuant to the Credit Agreement.

     As provided in said Section 11.12, we are permitted to provide you, as a prospective [holder of a participation in the Loans (as defined in the Credit Agreement)][assignee Lender], with certain of such non-public information subject to the execution and delivery by you, prior to receiving such non-public information, of a Confidentiality Agreement in this form. Such information will not be made available to you until your execution and return to us of this Confidentiality Agreement.

     Accordingly, in consideration of the foregoing, you agree (on behalf of yourself and each of your affiliates, directors, officers, employees and representatives) that (A) such information will not be used by you except in connection with the proposed [participation][assignment] mentioned above and (B) you shall use reasonable precautions, in accordance with your customary procedures for handling confidential information and in accordance with safe and sound banking practices, to keep such information confidential, provided that
                                                                --------
nothing herein shall limit the disclosure of any such information (i) to the extent required by statute, rule, regulation or judicial process, (ii) to your counsel or to counsel for any of the Lenders or the Administrative Agent, (iii) to bank examiners, auditors or accountants, (iv) to the Administrative Agent or any other Lender (or to Chase Securities Inc.),

(v) in connection with any litigation to which you or any one or more of the Lenders or the Agent are a party, (vi) to a subsidiary or affiliate of yours as provided in Section 11.12(a) of the Credit Agreement or (vii) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) first executes and delivers to you a Confidentiality Agreement substantially in the form hereof; provided,
                                                                     --------
further, that in no event shall you be obligated to return any materials
-------
furnished to you pursuant to this Confidentiality Agreement.

     Please indicate your agreement to the foregoing by signing as provided below the enclosed copy of this Confidentiality Agreement and returning the same to us.

                                       Very truly yours,

                                       [INSERT NAME OF LENDER]


                                       By_________________________

The foregoing is agreed to
as of the date of this letter.


[INSERT NAME OF PROSPECTIVE
 PARTICIPANT OR ASSIGNEE]


By___________________________